                                                                    Exhibit 4(a)

                               CREDIT AGREEMENT

                                    among

                           FRUIT OF THE LOOM, INC.

                                 as Borrower,

                                     AND

               CERTAIN SUBSIDIARIES OF FRUIT OF THE LOOM, INC.

                                as Guarantors,

                                     AND

                        THE LENDERS IDENTIFIED HEREIN,

                                     AND

                              NATIONSBANK, N.A.

                           as Administrative Agent

                            BANKERS TRUST COMPANY

                             as Syndication Agent

                           THE CHASE MANHATTAN BANK

                                     AND

                           THE BANK OF NOVA SCOTIA

                          as Co-Documentation Agents

                                     and

                             THE BANK OF NEW YORK

                                 as L/C Agent

                        DATED AS OF SEPTEMBER 19, 1997

                               TABLE OF CONTENTS


SECTION 1 DEFINITIONS AND ACCOUNTING TERMS......................................................  1
      1.1 Definitions...........................................................................  1
      1.2. Computation of Time Periods and Other Definitional Provisions........................ 25
      1.3. Accounting Terms..................................................................... 25

SECTION 2 CREDIT FACILITIES..................................................................... 26
      2.1. Revolving-A Loans.................................................................... 26
      2.2 Letter of Credit Subfacility.......................................................... 26
      2.3 Swing Line Loans Subfacility.......................................................... 32
      2.4 Revolving-B Loans..................................................................... 33
      2.5 Method of Borrowing for Revolving Loans............................................... 34
      2.6 Funding of Revolving Loans............................................................ 34
      2.7 Reductions of Revolving Committed Amounts............................................. 35
      2.8 Term Loans............................................................................ 35
      2.9 Continuations and Conversions......................................................... 37
      2.10 Minimum Amounts of Loans............................................................. 38
      2.11 Notes................................................................................ 38
      2.12 Currency Equivalents................................................................. 39

SECTION 3 GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF
                   CREDIT....................................................................... 39

      3.1. Interest............................................................................. 39
      3.2 Place and Manner of Payments.......................................................... 39
      3.3 Prepayments........................................................................... 40
      3.4 Fees.................................................................................. 41
      3.5 Payment in full at Maturity........................................................... 42
      3.6 Computations of Interest and Fees..................................................... 42
      3.7 Pro Rata Treatment.................................................................... 43
      3.8 Sharing of Payments................................................................... 44
      3.9 Capital Adequacy...................................................................... 45
      3.10 Inability To Determine Eurocurrency Rate or Make Loans in Foreign.................... 45
      Currency.................................................................................. 45
      3.11 Illegality........................................................................... 46
      3.12 Requirements of Law.................................................................. 46
      3.13 Taxes................................................................................ 47
      3.14 Compensation......................................................................... 50
      3.15 Substitution of Lender; Relocation................................................... 50
      3.16 All Borrowers Treated Equally........................................................ 51
SECTION 4 GUARANTY.............................................................................. 51
      4.1 Guaranty of Payment................................................................... 51
      4.2 Obligations Unconditional............................................................. 51

      4.3 Modifications........................................................................ 52
      4.4 Waiver of Rights..................................................................... 53
      4.5 Reinstatement........................................................................ 53
      4.6 Remedies............................................................................. 53
      4.7 Limitation of Guaranty............................................................... 54
      4.8 Rights of Contribution............................................................... 54

SECTION 5 CONDITIONS PRECEDENT................................................................. 54
      5.1 Closing Conditions................................................................... 54
      5.2 Conditions to All Extensions of Credit............................................... 56

SECTION 6 REPRESENTATIONS AND WARRANTIES....................................................... 57
      6.1 Financial Condition.................................................................. 57
      6.2 No Material Change................................................................... 58
      6.3 Organization and Good Standing....................................................... 58
      6.4 Due Authorization.................................................................... 58
      6.5 No Conflicts......................................................................... 58
      6.6 Consents............................................................................. 58
      6.7 Enforceable Obligations.............................................................. 59
      6.8 No Default........................................................................... 59
      6.9 Ownership............................................................................ 59
      6.10 Indebtedness........................................................................ 59
      6.11 Litigation.......................................................................... 59
      6.12 Taxes............................................................................... 59
      6.13 Compliance with Law................................................................. 60
      6.14 ERISA............................................................................... 60
      6.15 Subsidiaries........................................................................ 61
      6.16 Use of Proceeds; Margin Stock....................................................... 61
      6.17 Government Regulation............................................................... 62
      6.18 Environmental Matters............................................................... 62
      6.19 Intellectual Property............................................................... 63
      6.20 Solvency............................................................................ 64
      6.21 Investments......................................................................... 64
      6.22 Disclosure.......................................................................... 64
      6.23 Licenses, etc....................................................................... 64
      6.24 No Burdensome Restrictions.......................................................... 64

SECTION 7 AFFIRMATIVE COVENANTS................................................................ 64
      7.1 Information Covenants................................................................ 65
      7.2 Financial Covenants.................................................................. 68
      7.3 Preservation of Existence and Franchises............................................. 68
      7.4 Books and Records.................................................................... 69
      7.5 Compliance with Law.................................................................. 69
      7.6 Payment of Taxes and Other Indebtedness.............................................. 69
      7.7 Insurance............................................................................ 69
      7.8 Maintenance of Property.............................................................. 69

      7.9 Performance of Obligations........................................................... 70
      7.10 Use of Proceeds..................................................................... 70
      7.11 Audits/Inspections.................................................................. 70
      7.12 Additional Credit Parties........................................................... 70
      7.13 Collateral Effective Date........................................................... 71

SECTION 8 NEGATIVE COVENANTS................................................................... 72
      8.1 Indebtedness......................................................................... 72
      8.2 Liens................................................................................ 73
      8.3 Nature of Business................................................................... 73
      8.4 Consolidation and Merger............................................................. 74
      8.5 Sale or Lease of Assets.............................................................. 74
      8.6 Sale Leasebacks...................................................................... 75
      8.7 Advances, Investments and Loans...................................................... 76
      8.8 Restricted Payments.................................................................. 76
      8.9 Transactions with Affiliates......................................................... 76
      8.10 Fiscal Year; Organizational Documents............................................... 76
      8.11 No Limitations...................................................................... 77
      8.12 No Other Negative Pledges........................................................... 77
      8.13 Receivables Securitization.......................................................... 77
      8.14 Limitation on Non Credit Party Operations........................................... 77

SECTION 9 EVENTS OF DEFAULT.................................................................... 78
      9.1 Events of Default.................................................................... 78
      9.2 Acceleration; Remedies............................................................... 80
      9.3 Allocation of Payments After Event of Default........................................ 81

SECTION 10 AGENCY PROVISIONS................................................................... 83
      10.1 Appointment......................................................................... 83
      10.2 Delegation of Duties................................................................ 83
      10.3 Exculpatory Provisions.............................................................. 83
      10.4 Reliance on Communications.......................................................... 84
      10.5 Notice of Default................................................................... 84
      10.6 Non-Reliance on Agents and Other Lenders............................................ 84
      10.7 Indemnification..................................................................... 85
      10.8 Agents in Their Individual Capacity................................................. 85
      10.9 Successor Agent..................................................................... 86

SECTION 11 MISCELLANEOUS....................................................................... 86
      11.1 Notices............................................................................. 86
      11.2 Right of Set-Off.................................................................... 86
      11.3 Benefit of Agreement................................................................ 87
      11.4 No Waiver; Remedies Cumulative...................................................... 89
      11.5 Payment of Expenses; Indemnification................................................ 89
      11.6 Amendments, Waivers and Consents.................................................... 90
      11.7 Counterparts........................................................................ 91

      11.8 Headings............................................................................ 91
      11.9 Defaulting Lender................................................................... 91
      11.10 Survival of Indemnification and Representations and Warranties..................... 92
      11.11 Governing Law; Jurisdiction........................................................ 92
      11.12 Waiver of Jury Trial............................................................... 93
      11.13 Time. ............................................................................. 93
      11.14 Severability....................................................................... 93
      11.15 Further Assurances................................................................. 93
      11.16 Confidentiality.................................................................... 93
      11.17 Entirety........................................................................... 94
      11.18 Binding Effect..................................................................... 94
      11.19 Survival of Rights; Remedies....................................................... 94
      11.20 Collateral Termination Date........................................................ 94

   SCHEDULES

   Schedule 1.1(a)  Commitment Percentages
   Schedule 1.2     Receivables Documents
   Schedule 2.2     Existing Letters of Credit
   Schedule 3.1     MLA Cost
   Schedule 6.10    Indebtedness
   Schedule 6.15    Subsidiaries
   Schedule 6.21    Investments
   Schedule 7.13    Representation Regarding Collateral Documents
   Schedule 8.2     Liens
   Schedule 8.6     Existing Sale Leaseback Transactions
   Schedule 8.9     Existing Transactions with Affiliates
   Schedule 8.11    Existing Accounts Receivable Securitization Transactions
   Schedule 11.1    Notices


   EXHIBITS

   Exhibit 2.3(b)   Form of Swing Line Loan Request
   Exhibit 2.5      Form of Notice of Borrowing
   Exhibit 2.9      Form of Notice of Continuation/Conversion
   Exhibit 2.11(a)  Form of Revolving-A Promissory Note
   Exhibit 2.11(b)  Form of Revolving-B Promissory Note
   Exhibit 2.11(c)  Form of Swing Line Loan Note
   Exhibit 2.11(d)  Form of Term Loan Note
   Exhibit 7.1(c)   Form of Officer's Certificate
   Exhibit 7.12     Form of Joinder Agreement
   Exhibit 11.3     Form of Assignment Agreement

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of September 19, 1997 among FRUIT OF THE LOOM, INC., a Delaware corporation ("Borrower"), each of the Borrower's Material Domestic Subsidiaries (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), and NATIONSBANK, N.A., as Administrative Agent for the Lenders, Bankers Trust Company, as Syndication Agent, The Chase Manhattan Bank and The Bank of Nova Scotia, as Co-Documentation Agents and The Bank of New York, as L/C Agent.

                                    RECITALS

     WHEREAS, the Borrower and the Guarantors have requested the Lenders to provide a senior credit facility in the amount of $900 million; and

     WHEREAS, the Lenders party hereto have agreed to make the requested senior credit facility available to the Borrower on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1
                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 DEFINITIONS.

     As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

           "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.12.

           "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

           "Adjusted Eurocurrency Rate" means the Eurocurrency Rate plus the Applicable Percentage.

           "Administrative Agent" means NationsBank, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to
     Section 10.9.

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including without limitation all directors and officers of any other Person directly or indirectly controlling such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power
      (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

           "Agency Services Address" means NationsBank, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

           "Agents" mean the Administrative Agent, the Collateral Agent and any successors and assigns in either such capacity.

           "Applicable Percentage" means the appropriate applicable percentages corresponding to the lowest Pricing Level available, as determined by either the Leverage Ratio or the Unsecured Senior Debt Rating in effect as of the most recent Calculation Date, as shown below:

-----------------------------------------------------------------------------------------------------------------------------------
                                          Applicable                                               Applicable
                                          Percentage      Applicable                  Applicable   Percentage     Applicable
                                              for        Percentage for  Applicable   Percentage       for        Percentage
                     Unsecured            Revolving-A     Revolving-B    Percentage   for Letter    Revolving-       for
Pricing  Leverage      Senior             Eurocurrency    Eurocurrency    for Term       of         A Facility   Revolving-B
Level    Ratio       Debt Rating             Loans            Loans        Loans      Credit Fees      Fees      Facility Fees
-----------------------------------------------------------------------------------------------------------------------------------
I        N/A          >= BBB+ from S&P or    .205%           .24%           .30%       .205%          .095%           .06%
                      Baa1 from Moody's
-----------------------------------------------------------------------------------------------------------------------------------
II       N/A          >= BBB from S&P or      .25%           .27%           .35%        .25%           .10%           .08%
                      Baa2 from Moody's
                      but < BBB+ from S&P
                      or Baa1 from
                      Moody's
-----------------------------------------------------------------------------------------------------------------------------------
III      >= 2.0 to    >= BBB- from S&P or     .30%           .33%           .45%        .30%           .15%           .12%
         1.0 but <    Baa3 from Moody's
         2.5 to 1.0   but  BBB from S&P
                      or Baa2 from
                      Moody's
-----------------------------------------------------------------------------------------------------------------------------------
IV       >= 2.5 to    >= BB+ from S&P or Ba1  .40%           .45%           .60%        .40%           .20%           .15%
         1.0 but <    from Moody's but
         3.25 to      BBB- from S&P or
         1.0          Baa3 from Moody's
-----------------------------------------------------------------------------------------------------------------------------------
V        >= 3.25 to   >= BB from S&P or Ba2   .55%           .60%           .80%        .55%           .25%           .20%
         1.0 but <    from Moody's but
         4.0 to 1.0   BB+ from S&P or Ba1
                      from Moody's
-----------------------------------------------------------------------------------------------------------------------------------
VI       >=4.0 to     =< BB- from S&P or Ba3  .80%           .85%          1.10%        .80%           .30%           .25%
         1.0          from Moody's
------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------
                    Applicable
                    Percentage
                       for
Pricing             Base Rate
Level                 Loans
-----------------------------------------
I                      0%

-----------------------------------------
II                     0%




-----------------------------------------
III                    0%




-----------------------------------------
IV                     0%



-----------------------------------------
V                      0%



-----------------------------------------
VI                     0%

-----------------------------------------

     The Applicable Percentage for Loans, the Letter of Credit Fees and the Facility Fees shall, in each case, be determined and adjusted on the date (each a "Calculation Date") five Business Days after (x) the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) or (y) the date there is a change in the Unsecured Senior Debt Rating; provided that the initial Applicable Percentage for Loans, the Letter of Credit Fees and the Facility Fees shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the Unsecured Senior Debt Rating has been (i) changed by S&P and/or Moody's or (ii) reaffirmed by S&P and, thereafter, the Pricing Level shall be determined by the then current Leverage Ratio or Unsecured Senior Debt Rating, as applicable; and provided further that if the Borrower fails to timely provide the officer's certificate required by Section 7.1(c), the Applicable Percentage for Loans, the Letter of Credit Fees and the Facility Fees shall be based on the then current Unsecured Senior Debt Rating until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio or Unsecured Senior Debt Rating, as applicable.
Each determination of the Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

     In the event the two Unsecured Senior Debt Ratings would provide for two different Pricing Levels, the Pricing Level determined by reference to the Unsecured Senior Debt Rating shall be the Pricing Level that is one level lower (i.e. lower pricing) than the highest (i.e. most expensive) Pricing Level indicated by the two Unsecured Senior Debt Ratings.

     The Borrower shall promptly deliver to the Administrative Agent, at the address set forth on Schedule 11.1 and at the Agency Services Address, information regarding any change in the Unsecured Senior Debt Rating, as determined by S&P and Moody's, that would change the existing Pricing Level pursuant to the preceding paragraph.

     "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of
(a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

     "Base Rate Loan" means any Swing Line Loan and any other Loan bearing interest at a rate determined by reference to the Base Rate.

     "Borrower" means Fruit of the Loom, Inc., a Delaware corporation, together with any successors and permitted assigns.

     "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Chicago, Illinois, Charlotte, North Carolina or New York, New York; provided that in the case of Eurocurrency Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market; provided further that in the case of Loans made in any Foreign Currency, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits and in such Foreign Currency in the London interbank market.

     "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

     "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twenty-four months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, or Investments in overnight Nassau time deposits and Eurocurrency deposits in branches or offices of an Approved Bank, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

     "Change of Control" means any of the following events: (a) other than as a result of the share repurchases permitted pursuant to Sections 7.10(e) and 8.8(iii), any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower (whether or not such securities are then currently convertible or exercisable), or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Borrower cease for any reason to constitute a majority of the directors of the Borrower then in office unless such new directors were elected by the directors of the Borrower who constituted the board of directors of the Borrower at the beginning of such period.

     "Closing Date" means the date hereof.

     "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

     "Collateral" means all collateral described in and covered by the Collateral Documents.

     "Collateral Agent" means NationsBank, N.A. (or any successor thereto) or any successor collateral agent appointed pursuant to Section 10.9.

     "Collateral Documents" means the Pledge Agreements, and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the Collateral, including without limitation, UCC financing statements; provided that it is understood that such Collateral Documents will be effective only during a Collateral Period.

     "Collateral Effective Date" means any date that the Unsecured Senior Debt Rating is BB+ or worse from S&P and Ba1 or worse from Moody's.

     "Collateral Period" means the period in time from a Collateral Effective Date until a subsequent Collateral Termination Date.

     "Collateral Termination Date" means any date after a Collateral
Effective Date that the Unsecured Senior Debt Rating is better than BB+ from S&P or Ba1 from Moody's.

     "Commission" means the United States Securities and Exchange Commission.

     "Commitments" means the commitment of each Lender with respect to the Revolving-A Committed Amount, the Revolving-B Committed Amount and the Term Loan Committed Amount, and the commitment of NationsBank with respect to the Swing Line Committed Amount.

     "Consolidated Net Tangible Assets" means the total assets shown on the balance sheet of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of the Borrower ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, less (i) all current liabilities and minority interests and (ii) goodwill and other intangibles.

     "Consolidated Total Assets" means, as of any date of determination, the total assets shown on the balance sheet of the Borrower and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the LOC Documents, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto and pertaining to the Loans.

     "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

     "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lenders) and the Agents, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party and (b) all liabilities and obligations owing from such Credit Party to any Lender, or any Affiliate of a Lender, arising under Hedging Agreements or Loans actually made by an Affiliate of a Lender; including, without limitation (to the extent permitted by applicable law), any amounts that would have accrued but for the automatic stay under the Bankruptcy Code.

     "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased), (b) has failed to pay to the Agents or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or
(c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

     "Dollars" and "$" means dollars in lawful currency of the United States of America.

     "Domestic Subsidiary" means each direct and indirect Subsidiary of the Borrower that (a) is domiciled, incorporated or organized under the laws of any State of the United States or the District of Columbia or (b) maintains the major portion of its assets (determined on a consolidated basis) in the United States of America.

     "EBIT" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property) or non-cash losses to the extent that any such gain or loss is required in accordance with GAAP to be disclosed as a separate line item in the financial statements of the Credit Parties) plus
(b) an amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period, all as determined in accordance with GAAP, (iii) charges for such period associated with the lawsuit brought by L.M.P. Corporation against Universal Manufacturing Corporation and Northwest Industries, Inc., but only to the extent such charges, together with related charges from prior periods, do not exceed $100 million in the aggregate,
(iv) charges for such period associated with satisfying Guaranty Obligations incurred for the benefit of Acme Boot Company, Inc., but only to the extent such charges, together with related charges from prior periods (but only to the extent such related charges were incurred on or subsequent to the Closing Date), do not exceed $40 million in the aggregate from the Closing Date and (v) charges for such period associated with additional compensation or earnouts paid in connection with the 1994 acquisition of Pro Player, Inc., but only to the extent such charges, together with related charges from prior periods, do not exceed $47.1 million in the aggregate.

     "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) EBIT plus (b) all depreciation and amortization for such period, all as determined in accordance with GAAP.

     "Effective Date" means the date on which the conditions set forth in
Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued, but in no event later than September 30, 1997.

     "Eligible Assignee" means (a) any Lender or Affiliate or subsidiary of a Lender and (b) any other commercial bank, financial institution, mutual fund, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission).

     "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

     "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

     "Eurocurrency Loan" means a Loan bearing interest based at a rate determined by reference to the Eurocurrency Rate.

     "Eurocurrency Rate" means, for the Interest Period for each Eurocurrency Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


                             London Interbank Offered Rate
     Eurocurrency Rate =  -----------------------------------
                          1 - Eurocurrency Reserve Percentage


     "Eurocurrency Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurocurrency Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. The Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

     "Event of Default" means any of the events or circumstances described in
Section 9.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

     "Existing Credit Agreement" means that certain Credit Agreement, dated as of August 16, 1993, among Fruit of the Loom, Inc., as the borrower, Bankers Trust Company as Administrative Agent and the other lenders party thereto, as it has been amended or modified from time to time.

     "Existing Letters of Credit" shall mean the Letters of Credit set forth on Schedule 2.2.

     "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

     "Facility Fees" means the fees payable to the Lenders pursuant to
Section 3.4(a).

     "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means that certain letter agreement between the Borrower and the Administrative Agent dated as of July 25, 1997.

     "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer or assistant treasurer of such Person.

     "First Tier Foreign Subsidiary" means, at any date of determination, each Foreign Subsidiary in which any one or more of the Borrower and its Domestic Subsidiaries owns more than 50%, in the aggregate, of the Voting Stock of such Foreign Subsidiary.

     "Fixed Charge Coverage Ratio" means the ratio of (a) EBITDA minus Capital Expenditures to (b) Interest Expense plus Scheduled Funded Debt Payments.

     "Foreign Currency" means British Pounds Sterling, Swiss Francs, German Marks, French Francs, Canadian Dollars and Japanese Yen or such other currency as agreed to between the Borrower and all the Lenders. Each Foreign Currency must be one (a) that is freely transferable and convertible into Dollars and (b) in which deposits are generally available to the Lenders in the London interbank market.

     "Foreign Subsidiaries" means all Subsidiaries of the Borrower that are not Domestic Subsidiaries.

     "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Credit Parties and their Subsidiaries for borrowed money (other than any Indebtedness incurred in connection with Permitted Accounts Receivable Securitizations), (b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries (other than any

Indebtedness incurred in connection with existing synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financing products to the extent such Indebtedness appears on Schedule 6.10 and refinancings thereof permitted pursuant to Section 8.1(c)), (c) the principal portion of all obligations of the Borrower and its Subsidiaries under Capital Leases, (d) all obligations of the Credit Parties and their Subsidiaries relative to (i) the amount drawn and unreimbursed on all letters of credit and banker's acceptances issued for the account of any such Person and (ii) the face amount of all undrawn letters of credit and banker's acceptances issued other than in the ordinary course of business (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (e) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of another entity secured by a Lien on any property of the Credit Parties and their Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries, and (g) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and in an amount equal to the product of (i) the percentage ownership of such Credit Party or Subsidiary in such partnership or unincorporated joint venture multiplied by (ii) the Funded Debt of such partnership or unincorporated joint venture as of the date in question.

     "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

     "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantor" means each of the Material Domestic Subsidiaries of the Borrower (other than a Receivables Subsidiary) and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and assigns.

     "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the lesser at such time of (x) the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligations.

     "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

     "Hedging Agreements" means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case, entered into or purchased by a Credit Party.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would, in accordance with GAAP, appear as liabilities on a balance sheet of such Person,
(e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all net obligations of such Person in respect of Hedging Agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due prior to the Term Loan Maturity Date and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated to the extent of the product of (x) the percentage equity interest of such Person in such partnership or unincorporated joint venture multiplied by (y) the Indebtedness of such partnership or unincorporated joint venture as of the date in question.

     "Industrial Development Bonds" means those bonds (and any replacements thereof) issued from time to time by one or more Governmental Authorities which are purchased by the Borrower or any of its Subsidiaries in respect of Permitted IDB Indebtedness.

     "Interest Coverage Ratio" means, for the applicable period, the ratio of
(a) EBIT to (b) Interest Expense.

     "Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

     "Interest Payment Date" means (a) as to Base Rate Loans and Loans that, subsequent to the immediately preceding Interest Payment Date, bore interest for one or more days at a rate determined by reference to the Base Rate, the first Business Day of each calendar quarter and the Revolving-A Loan Maturity Date, the Revolving-B Loan Maturity Date or the Term Loan Maturity Date, as applicable, and (b) as to Eurocurrency Loans, the last day of each applicable Interest Period or, if earlier, the date such Loan or a portion of such Loan is prepaid, the Revolving-A Loan Maturity Date, the Revolving-B Loan Maturity Date or the Term Loan Maturity Date, as applicable, and in addition where the applicable Interest Period for a Eurocurrency Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

     "Interest Period" means, as to Eurocurrency Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
Day), (b) no Interest Period shall extend beyond the Revolving-A Loan Maturity Date, the Revolving-B Loan Maturity Date or the Term Loan Maturity Date, as applicable, (c) with regard to the Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Term Loans comprised of Base Rate Loans together with the portion of Term Loans comprised of Eurocurrency Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date and (d) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

     "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person.

     "Issuing Lender" means any Lender that agrees, at the request of the Borrower, to issue a Letter of Credit pursuant to Section 2.2.

     "Issuing Lender Fees" has the meaning set forth in Section 3.4(b)(ii).

     "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12.

     "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

     "Letter of Credit" means a Letter of Credit issued for the account of a Credit Party by an Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended or replaced.

     "Letter of Credit Fees" has the meaning assigned to such term in Section 3.4(b)(i).

     "Leverage Ratio" means, as of the end of each fiscal quarter, the ratio of (a) total Funded Debt on such date to (b) EBITDA for the twelve month period ending on such date.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

     "Loan" or "Loans" means the Revolving Loans, the Term Loans and the Swing Line Loans, individually or collectively, as appropriate.

     "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

     "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

     "LOC Participants" means the Lenders.

     "London Interbank Offered Rate" means, with respect to any Eurocurrency Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars (or the applicable Foreign Currency) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurocurrency Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars (or the applicable Foreign Currency) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

     "Material Adverse Effect" means a material adverse effect on (a) the operations, financial condition, business or prospects of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Borrower or the Credit Parties, taken as a whole, to perform its or their respective obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

     "Material Domestic Subsidiary" means any Domestic Subsidiary that is also a Material Subsidiary. The Borrower's Material Domestic Subsidiaries initially shall include, without limitation, Fruit of the Loom, Inc., a New York corporation.

     "Material First Tier Foreign Subsidiary" mean any First Tier Foreign Subsidiary that is also a Material Subsidiary.

     "Material Subsidiary" means, as of any date of determination, any Domestic Subsidiary or any First Tier Foreign Subsidiary that, together with its Subsidiaries on a consolidated basis, (i) during the twelve months preceding such date of determination accounts for (or to which may be attributed) 5% or more of the sales, earnings or assets (determined on a consolidated basis) of the Borrower and its Subsidiaries or (ii) is otherwise necessary for the ongoing business operations of the Borrower and its Subsidiaries taken as a whole.

     "MLA Cost" means the cost imputed to a Lender of compliance with the Mandatory Liquid Assets requirements of the Bank of England during the term of any Loan hereunder, as determined in accordance with Schedule 3.1.

     "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

     "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

     "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

     "NationsBank" means NationsBank, N.A. (or any successor thereto).

     "Net Income" means, for any period, the net income after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "Non-Excluded Taxes" has the meaning set forth in Section 3.13(a).

     "Note" or "Notes" means the Revolving Loan Notes, the Term Loan Notes and the Swing Line Loan Note, individually or collectively, as appropriate.

     "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.5.

     "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurocurrency Loan to a new Interest Period or to convert a Eurocurrency Loan to a Base Rate Loan (other than a Swing Line Loan) or a Base Rate Loan (other than a Swing Line Loan) to a Eurocurrency Loan, in the form of
Exhibit 2.9.

     "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 2.3 or 3.8.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

     "Permitted Accounts Receivable Securitization" means a domestic or foreign program of sales or transfers of Receivables Facility Assets by certain Subsidiaries of the Borrower to a Receivables Subsidiary and the transfer of interests in such Receivables Facility Assets by a Receivables Subsidiary, provided that such program is (a) on the terms and conditions consistent with the documentation identified on Schedule 1.2, or otherwise on terms and conditions no more adverse to the Lenders, or (b) consented to in writing by the Required Lenders.

     "Permitted Acquisition" means the acquisition of (a) all of the capital stock of another Person or (b) all or substantially all of the assets of another Person, in each case if such Person is in a similar line of business as currently engaged in by the Credit Parties; provided that before and after giving effect to any such acquisition (i) the Credit Parties and their Subsidiaries are in compliance with all the financial covenants set forth in
Section 7.2 and (ii) no Default or Event of Default has occurred and is continuing.

     "Permitted IDB Indebtedness" means Indebtedness of one or more Domestic Subsidiaries created, incurred, assumed or outstanding in connection with Industrial Development Bond financings for the acquisition, construction and equipping of manufacturing facilities located in the United States and which manufacturing facilities are owned or to be owned by either (i) any wholly owned Subsidiary of the Borrower or (ii) one or more Governmental Authorities and, in each such case, leased to the Domestic Subsidiary that created, incurred or assumed such Indebtedness; provided, however, that:

     (A) the principal amount of such Indebtedness does not exceed the principal amount of the related Industrial Development Bonds; and

     (B) the Industrial Development Bond or Bonds issued by such Governmental Authorities from time to time outstanding at any one time in connection with such financing(s) are purchased and held by a Subsidiary of the Borrower.

     "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles (to the extent such general intangible is not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments by one Credit Party in another Credit Party,
(e) Investments by a Credit Party in Foreign Subsidiaries, not to exceed 3% of Consolidated Net Tangible Assets, in the aggregate, at any one time outstanding, (f) loans to directors, officers or employees in the ordinary course of business for (i) reasonable relocation expenses and (ii) other reasonable business expenses; provided, however, that loans made pursuant to this clause (ii) shall not exceed, in the aggregate, $500,000 at any one time outstanding to any one Person; (g) Investments in Capital Expenditures, (h) Investments in Permitted Acquisitions, (i) Industrial Development Bonds which constitute Permitted IDB Indebtedness, (j) Investments required to be made pursuant to the Assumption and Indemnity Agreement dated December 12, 1986 by and among Farley/Northwest Industries, Inc., NWI Land Management Corp., True Specialty Corporation and Velsicol Chemical Corporation, (k) purchases of capital stock of the Borrower to the extent permitted by the provisions of Sections 7.10 and 8.8 hereof, (l) Investments in Receivables Facility Assets that are made in connection with Receivables Facility Attributed Indebtedness permitted under Section 8.1(h), (m) Investments in synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financing products to the extent such financing products are permitted under the terms of this Credit Agreement, (n) Investments identified on
Schedule 6.21 and (o) other Investments not to exceed, in the aggregate, $40,000,000 at any one time outstanding.

     "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
(d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness permitted by Section 8.1(f), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens on Receivables Facility Assets transferred (i) to a Receivables Subsidiary or (ii) by a Receivables Subsidiary to the purchaser of such receivables (and the filing of financing statements in connection therewith), (l) Liens existing on the date hereof and identified on Schedule 8.2 and any renewals and extensions thereof or amendments thereto not otherwise prohibited by the provisions of this definition; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date and any additions thereto in the ordinary course of business (so long as the amount of Indebtedness secured thereby is not increased other than as permitted hereunder) and (m) Liens not described in clauses (a) through (l) above; provided, however, that the aggregate amount of Indebtedness secured by Liens permitted under this clause (m), when added (without duplication) to (i) the aggregate amount of Indebtedness then outstanding and permitted under Section 8.1(l) and (ii) the aggregate amount of sale leaseback transactions then outstanding and permitted under Section 8.6, shall not exceed 10% of Consolidated Net Tangible Assets (it being understood that the calculation of each such aggregate amount will not include Indebtedness outstanding and permitted under Sections 8.1(a)-(k), including Indebtedness listed on Schedule
6.10 and refinancings thereof permitted pursuant to Section 8.1(c)).

     "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

     "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

     "Pledge Agreements" means any Pledge Agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, to secure its obligations under the Credit Documents, as amended, modified, extended, renewed or replaced from time to time; provided that it is understood that the Pledge Agreements will be effective only during a Collateral Period.

     "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate.
Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

     "Principal Amortization Payment" means a principal payment on the Term Loans as set forth in Section 2.8(c).

     "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

     Documents" means all documentation relating to a Permitted Accounts Receivable Securitization.

     "Receivables Facility Assets" means all accounts receivable, together with other rights applicable thereto, (whether now existing or arising in the future) of certain Subsidiaries of the Borrower which are transferred to a Receivables Subsidiary pursuant to a Permitted Accounts Receivable Securitization.

     "Receivables Facility Attributed Indebtedness" means at any time the aggregate net outstanding amount theretofore paid to a Receivables Subsidiary in respect of the Receivables Facilities Assets sold or transferred by it in connection with a Permitted Accounts Receivable Securitization (it being understood that the amount of Receivables Facility Attributed Indebtedness outstanding at any time is the principal amount of Indebtedness which would be outstanding at such time under a Permitted Accounts Receivable Securitization if the same were structured as a secured lending agreement rather than a purchase agreement and shall not necessarily be calculated by adding all amounts paid to the Receivables Subsidiary since its creation).

     "Receivables Subsidiary" means FTL Receivables Company, a special purpose, bankruptcy remote Delaware corporation formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable in connection with and pursuant to a Permitted Accounts Receivable Securitization or any other Subsidiary of the Borrower established for such purpose.

     "Regulation D, G, U, or X" means Regulation D, G, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Reportable Event" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

     "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes at least 51% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving-A Committed Amount plus (ii) the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving-B Committed Amount plus (iii) the Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of Term Loans outstanding at such time and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in (A) the face amount of the outstanding Letters of Credit and (B) any outstanding Swing Line Loans.

     "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

     "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

     "Revolving-A Committed Amount" means SIX HUNDRED MILLION DOLLARS ($600,000,000) or such lesser amount as the Revolving-A Committed Amount may be reduced pursuant to Section 2.7.

     "Revolving-B Committed Amount" means TWO HUNDRED MILLION DOLLARS ($200,000,000) or such lesser amount as the Revolving-B Committed Amount may be reduced pursuant to Section 2.7.

     "Revolving Loan Notes" means the Revolving-A Notes and/or the Revolving-B Notes.

     "Revolving Loans" means the Revolving-A Loans and/or the Revolving-B Loans.

     "Revolving-A Loans" means the Revolving Loans made by the Lenders pursuant to Section 2.1.

     "Revolving-B Loans" means the Revolving Loans made by the Lenders pursuant to Section 2.4.

     "Revolving-A Loan Maturity Date" means September 19, 2002.

     "Revolving-B Loan Maturity Date" means September 18, 1998.

     "Revolving-A Note" or "Revolving-A Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving-A Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced f rom time to time and as evidenced in the form of Exhibit 2.11(a).

     "Revolving-B Note" or "Revolving-B Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving-B Loans provided pursuant to Section 2.4, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.11(b).

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

     "Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include (a) voluntary prepayments permitted, or the mandatory prepayments required, pursuant to Section 3.3 or (b) scheduled payments to be made with respect to the 7 Senior Notes due October 15, 1999 issued by the Borrower pursuant to that certain Indenture, dated as of October 15, 1992, between the Borrower and The Bank of New York, as Trustee.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

           "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

           "Swing Line Loans" means the loans made by NationsBank pursuant to
      Section 2.3.

           "Swing Line Committed Amount" means TWENTY-FIVE MILLION DOLLARS ($25,000,000).

           "Swing Line Loan Request" means a request by the Borrower for a Swing Line Loan in substantially the form of Exhibit 2.3(b).

           "Swing Line Loan Note" means the promissory note of the Borrower in favor of NationsBank evidencing the Swing Line Loans provided pursuant to
      Section 2.3, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time in and as evidenced by the form of Exhibit 2.11(c).

           "Term Loans" means the Term Loans made to the Borrower pursuant to
      Section 2.8(a).

           "Term Loan Commitment Percentage" means, for each Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3(b).

           "Term Loan Committed Amount" means ONE HUNDRED MILLION DOLLARS ($100,000,000).

           "Term Loan Maturity Date" means September 19, 2002.

           "Term Loan Note" or "Term Loan Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loans provided pursuant to Section 2.8, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time as evidenced in the form of Exhibit 2.11(d).

           "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

           "Unsecured Senior Debt Rating" means the debt rating provided by S&P and/or Moody's with respect to unsecured senior long term debt of the Borrower.

           "U.S. Dollar Equivalent" means the amount of Dollars that would be realized by converting a Foreign Currency into Dollars using the arithmetic average of the spot buying rates for such Foreign Currency in Dollars as quoted to the Administrative Agent by three foreign exchange dealers of recognized standing in the United States selected by the Administrative Agent at approximately 10:00 a.m. on any day on which a computation thereof is required to be made hereunder.

           "Voting Stock" of a corporation means all classes of the capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

      1.2. COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

      1.3. ACCOUNTING TERMS.

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(d)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                  SECTION 2
                              CREDIT FACILITIES

     2.1.  REVOLVING-A LOANS.

     Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving-A Loan" and collectively the "Revolving-A Loans") to the Borrower, in Dollars or in Foreign Currency, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving-A Loan Maturity Date (or such earlier date if the Revolving-A Committed Amount has been terminated as provided herein); provided, however, that (a) the sum of the aggregate amount of Revolving-A Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving-A Committed Amount, (b) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving-A Loans plus such Lender's pro rata share of outstanding LOC Obligations plus (other than NationsBank) such Lender's pro rata share of Swing Line Loans outstanding shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving-A Committed Amount and (c) the sum of the aggregate amount of Revolving-A Loans outstanding in Foreign Currency plus the aggregate amount of LOC Obligations outstanding in Foreign Currency shall not exceed the U.S. Dollar Equivalent of One Hundred Million Dollars ($100,000,000). Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving-A Loans.

     2.2   LETTER OF CREDIT SUBFACILITY.

           (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which an Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Credit Party or their Subsidiaries under this Agreement), an Issuing Lender shall from time to time upon request issue (from the Effective Date to the Revolving-A Loan Maturity Date and in a form reasonably acceptable to such Issuing

      Lender), in Dollars or any Foreign Currency, and the LOC Participants shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed the U.S. Dollar Equivalent of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), (ii) the sum of the aggregate amount of LOC Obligations outstanding in Foreign Currency plus the aggregate amount of Revolving-A Loans outstanding in Foreign Currency shall not exceed the U.S. Dollar Equivalent of One Hundred Million Dollars ($100,000,000), (iii) the sum of the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Revolving-A Loans outstanding plus Swing Line Loans outstanding shall not exceed the Revolving-A Committed Amount and (iv) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving-A Loans plus its pro rata share of outstanding LOC Obligations plus (other than NationsBank) its pro rata share of Swing Line Loans outstanding shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving-A Committed Amount. The Issuing Lender may require the issuance and expiry date of each Letter of Credit to be a day other than (i) a Saturday or a Sunday or (ii) any other day on which the letter of credit issuing office of the Issuing Lender is authorized or required by law or executive order to close. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or, as extended, shall have an expiry date extending beyond the Revolving-A Loan Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

           (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to an Issuing Lender at least three Business Days prior to the requested date of issuance unless otherwise agreed to between the Borrower and the Issuing Lender. Each Issuing Lender will (i) immediately notify the Administrative Agent regarding the issuance of a Letter of Credit and the terms thereof and (ii) at least monthly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount (including, if applicable, the U.S. Dollar Equivalent of such face amount), and the expiry date as well as any payments or expirations which may have occurred. Each Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

           (c)   Participations.

                 (i) On the Effective Date, each LOC Participant shall
            automatically acquire a participation in the liability of the applicable Issuing Lender under each

            Existing Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Letters of Credit. Each Existing Letter of Credit shall be deemed for all purposes of this Credit Agreement and the other Credit Documents to be a Letter of Credit.

                 (ii) Each LOC Participant, upon issuance of a Letter of
            Credit, shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to such Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that such Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to such Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by such Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each LOC Participant to so reimburse each Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse an Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (d) Reimbursement. In the event of any drawing under any Letter of Credit, the applicable Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify such Issuing Lender of its intent to otherwise reimburse such Issuing Lender, the Borrower shall be deemed to have requested a Revolving-A Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the applicable Issuing Lender on the day any drawing under any Letter of Credit is paid either with the proceeds of a Revolving-A Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse an Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for the Base Rate Loans that are Revolving-A Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the applicable Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. Each Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly (or if the Letter of Credit is in Foreign Currency within two Business Days) pay to the applicable Issuing Lender, in Dollars (or in the applicable Foreign Currency) and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from an Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the applicable Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the applicable Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to such Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to an Issuing Lender, and the right of an Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to an Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of an Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to an Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

           (e) Repayment with Revolving-A Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving-A Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the applicable Lenders that a Revolving-A Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving-A Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the applicable Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving-A Loans upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving-A Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving-A Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving-A Committed Amount or any termination of the Commitments. Such funding of Revolving A Loans shall be made on the day notice of such Mandatory Borrowing is received by such Lender from an Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 noon on the Business Day next succeeding the day such notice is received. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the applicable Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

           (f) Modification and Extension. The issuance of any supplement, modification, amendment, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

           (g) Uniform Customs and Practices. An Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

           (h) Responsibility of Issuing Lenders. It is expressly understood and agreed as between the Lenders that the obligations of the Issuing Lenders hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lenders shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from an Issuing Lender any amounts made available by such LOC Participant to such Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the issuance of or payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of such Issuing Lender.

           (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

           (j) Indemnification of Issuing Lenders.

                 (i) In addition to its other obligations under this Credit
            Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable, documented attorneys' fees) that the Issuing Lenders may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or
            (B) the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                 (ii) As between the Borrower and an Issuing Lender, the
            Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. An Issuing Lender shall not be responsible for (except in the case of (A), (B) and (C) below if such Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
            (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
            (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of an Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of an Issuing Lender's rights or powers hereunder.

                 (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith and not deemed to constitute gross negligence or willful misconduct, shall not put an Issuing Lender under any resulting liability to the

            Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lenders against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. An Issuing Lender shall not, in any way, be liable for any failure by such Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Issuing Lender.

                 (iv) Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Borrower contained in this Section
            2.2. The obligations of the Borrower under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of an Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                 (v) Notwithstanding anything to the contrary contained in this subsection (j), neither the Borrower nor any LOC Participant shall have any obligation to indemnify the Issuing Lenders in respect of any liability incurred by an Issuing Lender arising solely out of the gross negligence or willful misconduct of an Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve an Issuing Lender of any liability to the Borrower or any LOC Participant in respect of any action taken by such Issuing Lender which action constitutes gross negligence or willful misconduct of such Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

      2.3 SWING LINE LOANS SUBFACILITY.

           (a) Swing Line Loans. NationsBank hereby agrees, on the terms and subject to the conditions set forth herein and in the other Credit Documents, to make loans to the Borrower, in Dollars, at any time and from time to time during the period from and including the Effective Date to but not including the Revolving-A Loan Maturity Date (each such loan, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided that (i) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Committed Amount and (ii) the sum of the aggregate amount of Swing Line Loans outstanding plus the aggregate amount of Revolving-A Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving-A Committed Amount. Prior to the Revolving-A Loan Maturity Date, Swing Line Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof.

           (b) Method of Borrowing and Funding Swing Line Loans. By no later than 1:00 p.m., on the date of the requested borrowing of Swing Line Loans, the Borrower shall provide telephonic notice to NationsBank, followed promptly by a written Swing Line Loan Request in the form of
      Exhibit 2.3(b) (which may be submitted via telecopy), each of such telephonic notice and such written Swing Line Loan Request setting forth
      (i) the amount of the requested Swing Line Loan and (ii) the date of the requested Swing Line Loan and complying in all respects with Section 5.2. NationsBank shall initiate the transfer of funds representing the Swing Line Loan advance to the Borrower by 3:00 p.m. on the Business Day of the requested borrowing.

           (c) Repayment and Participations of Swing Line Loans. The Borrower agrees to repay all Swing Line Loans within one Business Day of demand therefor by NationsBank. Each repayment of a Swing Line Loan may be accomplished by requesting Revolving-A Loans which request is not subject to the conditions set forth in Section 5.2. In the event that the Borrower shall fail to timely repay any Swing Line Loan, and in any event upon (i) a request by NationsBank, (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other Lender shall irrevocably and unconditionally purchase from NationsBank, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other Lender's Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 hereof are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to NationsBank at the address provided on
      Schedule 11.1, or at such other address as NationsBank may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to NationsBank by any Lender, NationsBank shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon NationsBank's demand therefor, and until such time as such Lender makes the required payment, NationsBank shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to NationsBank to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such Lender failed to purchase pursuant to this Section 2.3(c) until such amount has been purchased (as a result of such assignment or otherwise).

      2.4 REVOLVING-B LOANS.

     Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving-B Loan" and collectively the "Revolving-B Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving-B Loan Maturity Date (or such earlier date if the Revolving-B Committed Amount has been terminated as provided herein); provided, however, that (a) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving-B Loans shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving-B Committed Amount and (b) the aggregate amount of Revolving-B Loans outstanding shall not exceed the Revolving-B Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving-B Loans.

     2.5 METHOD OF BORROWING FOR REVOLVING LOANS.

     By no later than 12:00 noon (a) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (b) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurocurrency Loans, the Borrower shall provide telephonic notice to the Administrative Agent, followed promptly by a written Notice of Borrowing in the form of Exhibit 2.5 (which may be submitted via telecopy), each of such telephonic notice and such written Notice of Borrowing setting forth (i) the amount requested, (ii) whether the Revolving Loans are Revolving-A Loans or Revolving-B Loans, (iii) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurocurrency Rate, (iv) with respect to Revolving Loans that will be Eurocurrency Loans, the Interest Period applicable thereto, (v) if such Revolving Loans are Revolving-A Loans, whether such Revolving-A Loans requested are in Dollars or in a Foreign Currency and (vi) certification that the Borrower has complied in all respects with Section 5.2. All Revolving Loans made on the Effective Date, other than those requested pursuant to the Notice from the Borrower dated September 17, 1997 regarding Loans to be made in Foreign Currency on the Effective Date shall be Base Rate Loans. Thereafter, Revolving Loans may be converted to Eurocurrency Loans in accordance with Section 2.9.

     2.6 FUNDING OF REVOLVING LOANS.

     Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 2:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars or the applicable Foreign Currency, of immediately available funds at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

     No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and
(ii) from a Lender at the Federal Funds Rate.

     2.7 REDUCTIONS OF REVOLVING COMMITTED AMOUNTS.

     Upon at least three Business Days' notice, the Borrower shall have the right to permanently reduce all or part of the aggregate unused amount of the Revolving-A Committed Amount or the Revolving-B Committed Amount at any time or from time to time; provided that (a) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount, (b) no reduction shall be made which would reduce the Revolving-A Committed Amount to an amount less than the aggregate amount of outstanding Revolving-A Loans plus the aggregate amount of outstanding LOC Obligations plus the aggregate amount of Swing Line Loans outstanding and (c) no reduction shall be made which would reduce the Revolving-B Committed Amount to an amount less than the aggregate amount of outstanding Revolving-B Loans. Any reduction in (or termination of) a Revolving Committed Amount shall be permanent and may not be reinstated.

     2.8 TERM LOANS.

           (a) Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees, on the Effective Date, to make a term loan (collectively, the "Term Loans") to the Borrower, in Dollars, in an amount equal to such Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount; provided that the aggregate amount of such Term Loans made on the Effective Date shall not exceed the Term Loan Committed Amount. Once repaid, Term Loans cannot be reborrowed.

           (b) Funding of Term Loans. On the Effective Date, each applicable Lender will make its Term Loan Commitment Percentage of the Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Term Loans are made available to the Administrative Agent. All Term Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Term Loans may be converted into Eurocurrency Loans in accordance with the terms of Section 2.9.

           No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Term Loan hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has or will make the amount of its Term Loans available to the Administrative Agent on the Effective Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Term Loan and (ii) from a Lender at the Federal Funds Rate.

           (c) Amortization. The principal amount of the Term Loans shall be repaid in quarterly payments on the dates set forth below:


               Principal Amortization          Term Loan Principal
                Payment Dates                  Amortization Payment
               ----------------------          --------------------
               January 1, 1998                      $5,000,000
               April 1, 1998                        $5,000,000
               July 1, 1998                         $5,000,000
               October 1, 1998                      $5,000,000
               January 1, 1999                      $5,000,000
               April 1, 1999                        $5,000,000
               July 1, 1999                         $5,000,000
               October 1, 1999                      $5,000,000
               January 1, 2000                      $5,000,000
               April 1, 2000                        $5,000,000
               July 1, 2000                         $5,000,000
               October 1, 2000                      $5,000,000
               January 1, 2001                      $5,000,000
               April 1, 2001                        $5,000,000
               July 1, 2001                         $5,000,000
               October 1, 2001                      $5,000,000
               January 1, 2002                      $5,000,000
               April 1, 2002                        $5,000,000
               July 1, 2002                         $5,000,000
               September 19, 2002                   $5,000,000

               Total                                $100,000,000


      2.9  CONTINUATIONS AND CONVERSIONS.

     Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to continue existing Eurocurrency Loans for a subsequent Interest Period, to convert Base Rate Loans (other than Swing Line Loans) into Eurocurrency Loans or to convert Eurocurrency Loans into Base Rate Loans (other than Swing Line Loans); provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to telephonic notice to the Administrative Agent, followed promptly by a written Notice of Continuation/Conversion, in the form of Exhibit 2.9 (which may be submitted via telecopy), each of such telephonic notice and such written Notice of Continuation/Conversion in compliance with the terms set forth below, (b) except as provided in Section 3.11, Eurocurrency Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (c) Eurocurrency Loans may not be continued nor may Base Rate Loans be converted into Eurocurrency Loans during the existence and continuation of an Event of Default and (d) any request to continue a Eurocurrency Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurocurrency Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 12:00 noon (i) on the date for a requested conversion of a Eurocurrency Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurocurrency Loan or conversion of a Base Rate Loan to a Eurocurrency Loan, in each case pursuant to telephonic notice and a written Notice of Continuation/Conversion (which may be submitted via telecopy) submitted to the Administrative Agent, each of which shall set forth (x) whether the Borrower wishes to continue or convert such Loans, (y) whether the Loans to be continued or converted are Revolving-A Loans, Revolving-B Loans or Term Loans and (z) if the request is to continue a Eurocurrency Loan or convert a Base Rate Loan to a Eurocurrency Loan, the Interest Period applicable thereto. Notwithstanding the foregoing, Revolving-A Loans made in Foreign Currency may not be continued or converted pursuant to this Section 2.9 but instead must be repaid at the end of the applicable Interest Period in the Foreign Currency in which such Loan was made.

     2.10 MINIMUM AMOUNTS OF LOANS.

     Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurocurrency Loan shall be in a minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof,
(b) each Revolving-A Loan made in a Foreign Currency shall be in a minimum amount of the U.S. Dollar Equivalents of $5,000,000 and in integral multiples of the U.S. Dollar Equivalents of $1,000,000 in excess thereof, (c) each Base Rate Loan (other than a Swing Line Loan or a Revolving-A Loan made in a Foreign Currency) shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $500,000 in excess thereof) or the remaining amount available under the applicable Revolving Committed Amount or the Term Loan Committed Amount, as applicable, (d) each Swing Line Loan shall be in a minimum amount of $100,000 and in integral multiples of $100,000 in excess thereof or the remaining amount of the Swing Line Committed Amount and (e) no more than 15 Eurocurrency Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurocurrency Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurocurrency Loan, but Eurocurrency Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurocurrency Loans.

     2.11 NOTES.

           (a) Revolving-A Promissory Notes. The Revolving-A Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in substantially the form of Exhibit 2.11(a).

           (b) Revolving-B Promissory Notes. The Revolving-B Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving-B Committed Amount in substantially the form of Exhibit 2.11(b).

           (c) Swing Line Note. The Swing Line Loans made by NationsBank shall be evidenced by a duly executed promissory note of the Borrower to NationsBank in the face amount of the Swing Line Committed Amount and in substantially the form of Exhibit 2.11(c).

           (d) Term Loan Notes. The Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Term Loan Commitment Percentage of the Term Loan Committed Amount in substantially the form of
      Exhibit 2.11(d).

     2.12 CURRENCY EQUIVALENTS.

     For purposes of determining compliance with Section 2.1, Section 2.2(a) and Section 3.3(b), the amount of each Revolving-A Loan and each Letter of Credit outstanding in a Foreign Currency: (a) shall be converted to its U.S. Dollar Equivalent on (i) the date of each Notice of Borrowing, Notice of Continuation/Conversion or request for a Letter of Credit with respect thereto and (ii) on any other date requested by the Required Lenders and (b) from and after any such date, shall be deemed to remain equivalent to the U.S. Dollar Equivalent determined in accordance with clause (a) notwithstanding any fluctuation in exchange rates occurring thereafter.


                                  SECTION 3
         GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

     3.1.  INTEREST.

           (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate and all Eurocurrency Loans shall accrue interest at the Adjusted Eurocurrency Rate.

           (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving-A Loans that are Base Rate Loans plus two percent (2%) per annum).

           (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurocurrency Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

           (d) Additional Interest. Any Loan made in British Pounds Sterling shall have added to the interest otherwise applicable to such Loan the MLA Cost associated with such Loan. Such MLA Cost and the calculation thereof shall be reflected in an invoice sent by the Administrative Agent to the Borrower in connection with any demand for payment of such MLA Cost.

      3.2 PLACE AND MANNER OF PAYMENTS.

      All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 3:00 p.m. on the date when due, in

Dollars (or, in the case of Revolving-A Loans or Letters of Credit issued in Foreign Currency, in the applicable Foreign Currency), without set-off, counterclaim, withholding or other reduction except as permitted in Section 3.13, and in immediately available funds, by the Administrative Agent at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to
Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders on the same Business Day if any such payment is received prior to 3:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders prior to 12:00 noon on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurocurrency Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

      3.3 PREPAYMENTS.

           (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurocurrency Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurocurrency Loans will be subject to Section 3.14, (ii) each such partial prepayment of Loans shall be in the minimum principal amount of (A) $5,000,000 for Revolving Loans and Term Loans (and integral multiples of $1,000,000 in excess thereof) or with respect to Revolving-A Loans made in Foreign Currency, the U.S. Dollar Equivalent thereof and (B) $100,000 for Swing Line Loans (and integral multiples of $100,000 in excess thereof) and (iii) voluntary prepayments with respect to the Term Loans shall be applied pro rata among the remaining Principal Amortization Payments.

            (b) Mandatory Prepayments.

                 (i) Revolving-A Committed Amount; Revolving-B Committed
            Amount. If at any time (A) the sum of the aggregate amount of Revolving-A Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding exceeds the Revolving-A Committed Amount, or (B) the sum of Revolving-B Loans outstanding exceeds the Revolving-B Committed Amount, or (C) the sum of Revolving-A Loans made in Foreign Currency plus the LOC Obligations issued in Foreign Currency exceeds $100 million, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount necessary to be in compliance with Section 2.1, 2.2 or 2.4, as applicable.

                 (ii) Application of Prepayments.  All amounts required to be paid pursuant to Section 3.3(b)(i)(A) shall be applied first to Revolving-A Loans (first to Base Rate Loans and then to Eurocurrency Loans in direct order of Interest Period maturities), second to Swing Line Loans and third to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Section 3.3(b)(i)(B) shall be applied first to Base Rate Loans and then to Eurocurrency Loans in direct order of Interest Period maturities.

      3.4  FEES.

           (a) Facility Fees. In consideration of the Revolving-A Committed Amount and the Revolving-B Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving-A Committed Amount or the Revolving-B Committed Amount, as applicable), a fee equal to the sum of (i) the Applicable Percentage for Revolving-A Facility Fees on the Revolving-A Committed Amount (whether used or unused) and (ii) the Applicable Percentage for Revolving-B Facility Fees on the Revolving-B Committed Amount (whether used or unused) (the "Facility Fees"). The Facility Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the first Business Day of each fiscal quarter of the Borrower (as well as on the Revolving-A Loan Maturity Date, the Revolving-B Loan Maturity Date and on any date that a Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

            (b)  Letter of Credit Fees.

                 (i) Letter of Credit Fees.  In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Administrative Agent for the pro rata benefit of the applicable Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving-A Committed Amount), a fee (the "Letter of Credit Fees") equal to the Applicable Percentage for the Letter of Credit Fees on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance through the date of expiration. The Letter of Credit Fees will be payable in arrears on the first day of each fiscal quarter of the Borrower (as well as on the Revolving-A Loan Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                 (ii) Issuing Lender Fees.  In addition to the Letter of Credit
            Fees payable pursuant to subsection (i) above, the Borrower shall pay to an Issuing Lender for its own account, without sharing by the other Lenders, (A) a fee equal to (x) if the Leverage Ratio and the Unsecured Senior Debt Rating provide that Pricing Level I,

            II, III, IV or V is applicable on the date of issuance of the Letter of Credit (as set forth in the definition of Applicable Percentage), one-eighth of one percent (.125%) per annum on the total sum of all Letters of Credit issued by such Issuing Lender, or (y) if the Leverage Ratio and the Unsecured Senior Debt Rating provide that Pricing Level VI is applicable on the date of issuance of the Letter of Credit (as set forth in the definition of Applicable Percentage), one-fifth of one percent (.20%) per annum on the total sum of all Letters of Credit issued by such Issuing Lender, such fee to be paid in arrears on the first day of each fiscal quarter of the Borrower (as well as on the Revolving-A Loan Maturity Date) for the immediately preceding fiscal quarter (or portion thereof) and (B) the customary charges from time to time to such Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of such Letters of Credit (collectively, the "Issuing Lender Fees").

            (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee in accordance with the terms of the Fee Letter.

     3.5 PAYMENT IN FULL AT MATURITY.

     On (a) the Revolving-A Loan Maturity Date, the entire outstanding principal balance of all Revolving-A Loans, all Swing Line Loans and all LOC Obligations shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2, (b) the Revolving-B Loan Maturity Date, the entire outstanding principal balance of all Revolving-B Loans shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2 and (c) the Term Loan Maturity Date, the entire outstanding principal balance of all Term Loans shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2, in each case together with accrued but unpaid interest and all other sums owing with respect thereto.

     3.6   COMPUTATIONS OF INTEREST AND FEES.

           (a) All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

           (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit

      Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.


      3.7  PRO RATA TREATMENT.

      Except to the extent otherwise provided herein:

           (a) Loans. Each Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by an Issuing Lender for its own account and the Administrative Fees retained by the Administrative Agent for its own account), each reduction of the Revolving-A Committed Amount or the Revolving-B Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages or Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

           (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the applicable Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection
      (b) is rescinded or must otherwise be returned by such Issuing Lender, each LOC Participant shall, upon the request of such Issuing Lender, repay to the Administrative Agent for the account of such Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by such Issuing Lender until the date such Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

      3.8 SHARING OF PAYMENTS.

      The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or an

Agent shall fail to remit to an Agent or any other Lender an amount payable by such Lender or such Agent to such Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

     3.9 CAPITAL ADEQUACY.

     If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.


     3.10 INABILITY TO DETERMINE EUROCURRENCY RATE OR MAKE LOANS IN FOREIGN CURRENCY.

     If the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, (a) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate or (b) Loans cannot be made in a Foreign Currency, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given in connection with (a) above (i) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans shall be converted to or continued as Base Rate Loans and (iii) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurocurrency Loans. If such notice is given in connection with (b) above, any request for a Loan in such Foreign Currency shall be a request for such loan to be made in Dollars.

     3.11 ILLEGALITY.

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert a Base Rate Loan to Eurocurrency Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurocurrency Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurocurrency Loan is requested and (c) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14; provided, however, that no such conversion shall be required to occur before the end of an Interest Period unless otherwise required by law.

     3.12 REQUIREMENTS OF LAW.

     If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

           (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurocurrency Loans made by it or its obligation to make Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under
      Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

           (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

           (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14; provided, however, that no such conversion shall be required to occur before the end of an Interest Period unless otherwise required by law. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

      3.13 TAXES.

           (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder or under any Notes,
      (A) the amounts so payable to an Agent or such Lender shall be increased to the extent necessary to yield to an Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
      (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and any Lender for any incremental taxes, interest or penalties that may become payable by an Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

           (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                 (i) (A) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                     (B) deliver to the Borrower and the Administrative Agent
            two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                    (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                 (ii) in the case of any such Lender that is not a "bank"
            within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agents) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agents) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

      Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section
      11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     3.14 COMPENSATION.

     The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurocurrency Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.15 SUBSTITUTION OF LENDER; RELOCATION.

     In the event a Lender makes a request to the Borrower for compensation in accordance with Section 3.9, 3.11 3.12, 3.13 or 3.14, or due to any of the circumstances described in any of such Sections, claims it is unable to make or maintain Eurocurrency Loans, then, provided that no Event of Default has occurred and is continuing at such time, the Borrower may, at its option either

           (a) at its own expense (such expense to include any transfer fee payable to the Administrative Agent under Section 11.3(b) and any expense pursuant to Section 3.14), and in its sole discretion require such Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b), all of its interests, rights and obligations under this Credit Agreement to an assignee (which is reasonably acceptable to the Required Lenders) which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that
      (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority, and (ii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, or

           (b) request that such Lender use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such compensation or such inability, including changing the jurisdiction of its applicable lending office; provided, however, that the taking of such action would not, in the sole judgment of such Lender, be disadvantageous to such Lender and provided further that, if and to the extent the Borrower shall make the request described in this paragraph (b) and such request shall be denied, such denial shall not preclude the Borrower from exercising its rights under paragraph (a) above.

      3.16 ALL BORROWERS TREATED EQUALLY.

      Each Lender agrees that it will not make a request for compensation pursuant to any of Sections 3.9, 3.11, 3.12, 3.13 or 3.14, or claim it is unable to make or maintain Eurocurrency Loans, unless such Lender at such time is making a similar claim for compensation or inability of all its borrowers which are similarly situated.


                                  SECTION 4
                                   GUARANTY

      4.1 GUARANTY OF PAYMENT.

      Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into a Hedging Agreement or that actually makes a Loan hereunder, and the Agents the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement or that actually makes a Loan hereunder, and the Agents the timely performance of all other obligations under the Credit Documents and such Hedging Agreements. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

      4.2 OBLIGATIONS UNCONDITIONAL.

      The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements or that actually makes a Loan hereunder) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by any Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

     4.3   MODIFICATIONS.

     Each Guarantor agrees that (a) all or any part of the security which hereafter may be held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances which hereafter may be held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally;
(e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and
(g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     4.4 WAIVER OF RIGHTS.

     Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

     4.5 REINSTATEMENT.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender on demand for all reasonable, documented costs and expenses (including, without limitation, reasonable, documented fees of counsel) incurred by an Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.6 REMEDIES.

     The Guarantors agree that, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that, during any Collateral Period, their obligations hereunder shall be secured in accordance with the terms of the Collateral Documents and that, during any such Collateral Period, the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     4.7 LIMITATION OF GUARANTY.

     Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     4.8 RIGHTS OF CONTRIBUTION.

     The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.

                                   SECTION 5
                              CONDITIONS PRECEDENT

     5.1 CLOSING CONDITIONS.

     The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

           (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes;
      (iii) the Pledge Agreements; and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Agents in their sole discretion.

           (b) Corporate Documents. Receipt by the Administrative Agent of the following:

                 (i) Charter Documents.  Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                 (ii) Bylaws.  A copy of the bylaws of each Credit Party
            certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                 (iii) Resolutions.  Copies of resolutions of the Board of
            Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

                 (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would reasonably be expected to have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction and (B) to the extent available and not otherwise covered by the certificate described in subclause (A), a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                 (v) Incumbency.  An incumbency certificate of each Credit
            Party certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

            (c) Opinion of Counsel. Receipt by the Administrative Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, and enforceability), reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the Effective Date, from domestic legal counsel to the Credit Parties.

            (d) Financial Statements. Receipt by the Administrative Agent and the Lenders of the consolidated financial statements of the Borrower and its Subsidiaries, including balance sheets and income and cash flow statements, for the fiscal years ended December 31, 1995 and December 31, 1996 as summarized on the Borrower's Form 10-K filed with the Commission for each of such years.

            (e) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Credit Party or any of its Subsidiaries of which an authorized officer of the Borrower has knowledge that would have or would reasonably be expected to have a Material Adverse Effect.

            (f) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Financial Officer of the Borrower on behalf of the Borrower and its Subsidiaries as of the Effective Date stating that (i) the Borrower and each of the Borrower's Subsidiaries are in compliance with all existing financial obligations, if the failure to comply with same would have or would be reasonably expected to have a Material Adverse Effect, (ii) no action, suit, investigation or proceeding is pending or, to such Financial Officer's knowledge, threatened in any court or before any arbitrator or governmental instrumentality that purports to effect the Borrower, any of the Borrower's Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or would be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information delivered to the Administrative Agent on or before the Effective Date were prepared in good faith and using reasonable assumptions and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents, specifically including the representation made in Section 6.20, are true and correct in all material respects on and as of the date made, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2.

           (g) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Agents.

           (h) Existing Credit Agreement. Receipt by the Administrative Agent of evidence that all obligations under the Existing Credit Agreement have been paid in full and all commitments thereunder terminated.

           (i) Material Adverse Change. There shall not have occurred (unless disclosed by the Borrower in the Form 10-Q of the Borrower filed with the Commission for the quarter ended June 30, 1997) a material adverse change since December 31, 1996 in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries or in the facts and information regarding such entities. Each of the Administrative Agent and each Lender hereby acknowledges and agrees that no information disclosed pursuant to such Form 10-Q in and of itself constitutes a material adverse change.

           (j) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender.

     5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

     In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

           (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.5, (ii) in the case of any Swing Line Loan, a Swing Line Loan Request, duly executed and completed, by the time specified in Section 2.3, and (iii) in the case of any Letter of Credit, to the applicable Issuing Lender an appropriate request for issuance in accordance with the provisions of Section 2.2;

           (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

           (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

           (d) Availability. Immediately after giving effect to the making of a Revolving-A Loan or a Swing Line Loan (and, in each case, the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the sum of the Revolving-A Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding shall not exceed the Revolving-A Commitment Amount. Immediately after giving effect to the making of a Revolving-B Loan (and the application of the proceeds thereof) the sum of Revolving-B Loans outstanding shall not exceed the Revolving-B Commitment Amount.

The delivery of each Notice of Borrowing, Swing Line Loan Request and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b),
(c) and (d) above.

                                   SECTION 6
                         REPRESENTATIONS AND WARRANTIES

     The Credit Parties hereby represent to the Agents and each Lender that:

     6.1   FINANCIAL CONDITION.

           (a) The financial statements delivered to the Lenders prior to the Effective Date and pursuant to Section 7.1(a) and (b): (i) have been prepared in accordance with GAAP and (ii) present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods.

           (b) Since December 31, 1996, there has been no sale, transfer or other disposition by any Credit Party or any of their Subsidiaries of any material part of the business or property of the Credit Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

     6.2 NO MATERIAL CHANGE.

     Since the Effective Date, there has been no development or event relating to or affecting a Credit Party or any of their Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect.

     6.3 ORGANIZATION AND GOOD STANDING.

     Each Credit Party and each of its Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would not be reasonably expected to have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

     6.4 DUE AUTHORIZATION.

     Each Credit Party (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

     6.5 NO CONFLICTS.

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, if such violation would have or would be reasonably expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or would be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.


     6.6 CONSENTS.

     Except for consents, approvals and authorizations which have been obtained, and unless the failure to obtain any such consents, approvals or authorizations would not have or be reasonably expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

     6.7 ENFORCEABLE OBLIGATIONS.

     This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

     6.8 NO DEFAULT.

     No Credit Party, nor any of its Subsidiaries, is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

     6.9 OWNERSHIP.

     Each Credit Party, and each of its Subsidiaries, is the owner of, and has good and marketable title to, all of its respective assets (other than those assets consisting of leasehold estates) and none of such assets is subject to any Lien other than Permitted Liens.

     6.10 INDEBTEDNESS.

     The Credit Parties and their Subsidiaries have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule 6.10 and (c) as otherwise permitted by this Credit Agreement.

     6.11 LITIGATION.

     There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, the Borrower or any of its Subsidiaries which would have or would be reasonably expected to have a Material Adverse Effect.

     6.12 TAXES.

     Each Credit Party, and each of its Subsidiaries, has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed (except those for which an extension is in full force and effect) and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed tax assessments against it.

      6.13 COMPLIANCE WITH LAW.

      Each Credit Party, and each of its Subsidiaries, is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.

      6.14 ERISA.

      Except as would not result or be reasonably expected to result in a Material Adverse Effect:

           (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event would be reasonably expected to occur, with respect to any Plan;
      (ii) no "accumulated funding deficiency," as such term is defined in
      Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

           (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

           (c) Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of
      Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

           (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or would be reasonably likely to subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

           (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and its Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the financial statements referenced in Section 6.1 in accordance with FASB 106.

           (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

      6.15 SUBSIDIARIES.

      Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party. During any Collateral Period, information on Schedule 6.15 shall be amended to include jurisdiction of incorporation, the number of shares of each class of capital stock or other equity interests outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable, except as indicated otherwise on such
Schedule 6.15, and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Such amended Schedule 6.15 also will set forth whether any Credit Party or any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its capital stock or if any such Person has outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. Schedule 6.15 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

      6.16 USE OF PROCEEDS; MARGIN STOCK.

      The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X, Regulation G or Regulation T unless the Administrative Agent has received an opinion of counsel reasonably satisfactory to it that such use of proceeds will not cause a violation Regulation U, Regulation X, Regulation G or Regulation T.

     6.17 GOVERNMENT REGULATION.

     No Credit Party, nor any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     6.18 ENVIRONMENTAL MATTERS.

     (a) Except as would not have or be reasonably expected to have a Material Adverse Effect:

                 (i) Each of the real properties owned by the Credit Parties
            (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Borrower or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                 (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice is being threatened.

                 (iii) Hazardous Materials have not been transported or
            disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Borrower or any of its Subsidiaries in a manner that would be reasonably expected to give rise to a Material Adverse Effect.

                 (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the best knowledge of Borrower, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Real Properties or the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                 (v) There has been no release or, to the best knowledge of
            Borrower, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses.

                 (vi) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or would give rise to liability under, Environmental Laws and would be reasonably expected to have a Material Adverse Effect.

                 (vii) No Credit Party, nor any of its Subsidiaries, has
            assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

            (b) The Borrower has adopted procedures that are designed to (i) ensure that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party remains in compliance with applicable Environmental Laws, to the extent that the failure to comply with such Environmental Laws would have or would be reasonably expected to have a Material Adverse Effect, and (ii) minimize any liabilities or potential liabilities that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party may have under applicable Environmental Laws.


      6.19 INTELLECTUAL PROPERTY.

     Each Credit Party owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or would not be reasonably expected to have a Material Adverse Effect.

     6.20 SOLVENCY.

     Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

     6.21 INVESTMENTS.

     All Investments of each Credit Party and its Subsidiaries are (a) as set forth on Schedule 6.21, (b) Permitted Investments or (c) otherwise permitted by the terms of this Credit Agreement.

     6.22 DISCLOSURE.

     Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading.

     6.23 LICENSES, ETC.

     The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain same would not be reasonably expected to have a Material Adverse Effect.

     6.24 NO BURDENSOME RESTRICTIONS.

     No Credit Party, nor any of its Subsidiaries, is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

                                   SECTION 7
                             AFFIRMATIVE COVENANTS


     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

      7.1 INFORMATION COVENANTS.

      The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

           (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agents and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

           (b) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except for the consolidated balance sheet, which will be compared to the consolidated balance sheet as of the end of the immediately preceding fiscal year), all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of a Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

           (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, (ii) demonstrating compliance with any other terms of the Credit Agreement as requested by the Agents and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

           (d) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have (based on the financial statements prepared in accordance with then existing GAAP) become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

           (e) Reports. Promptly upon or at least within 20 Business Day after transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders generally or to a holder of public Indebtedness of the Borrower or any of its Subsidiaries in its capacity as such a holder and (b) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters; provided, however, that no such information set forth in this subclause (b) shall be requested unless the Agent knows or has reason to believe that such information will reveal a liability or potential liability in excess of $10,000,000.

           (f) Notices. Upon the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Borrower or any of its Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (ii) the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for, violation, or alleged violation, of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

           (g) ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or would be reasonably expected to lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrowers or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that would be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by a Financial Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto.
      Promptly upon request, the Borrower shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

            (h) Environmental.

                 (i) Subsequent to a notice from any Governmental Authority that describes an event or circumstance which, if determined adversely to the applicable Credit Party, would have or would be reasonably expected to have a Material Adverse Effect or during the existence of an Event of Default, and upon the written request of an Agent, the Borrower will furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Agents as to the nature and extent of the presence of any Hazardous Materials on any property owned, leased or operated by a Credit Party and as to the compliance by the Credit Parties with Environmental Laws. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then the Agents may arrange for same, and the Borrower hereby grants to the Agents and their representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable, documented cost of any assessment arranged for by the Agents pursuant to this provision will be payable by the Borrower on demand and, during any Collateral Period, added to the obligations secured by the Collateral Documents.

                 (ii) Each Credit Party will conduct and complete all
            investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any real property owned or leased by a Credit Party to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

            (i) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as an Agent may reasonably request.

      7.2 FINANCIAL COVENANTS.

      As of the end of each fiscal quarter set forth below, the Leverage Ratio, Interest Coverage Ratio and Fixed Charge Coverage Ratio shall satisfy the following minimum and maximum requirements:


--------------------------------------------------------------------------------
                                                               Minimum Fixed
                                        Minimum Interest      Charge Coverage
                                         Coverage Ratio            Ratio
                                        (for the twelve-      (for the twelve-
Fiscal Quarter           Maximum       month period ending   month period ending
Ending:               Leverage Ratio      on such date)        on such date)
================================================================================
September 30, 1997      4.0 to 1.0        1.75 to 1.0            2.0 to 1.0
--------------------------------------------------------------------------------
December 31, 1997       4.0 to 1.0        1.75 to 1.0            2.0 to 1.0
--------------------------------------------------------------------------------
March 31, 1998          4.0 to 1.0        2.00 to 1.0            2.0 to 1.0
--------------------------------------------------------------------------------
June 30, 1998           4.0 to 1.0        2.25 to 1.0            2.0 to 1.0
--------------------------------------------------------------------------------
September 30, 1998     3.75 to 1.0        2.25 to 1.0            2.0 to 1.0
--------------------------------------------------------------------------------
December 31, 1998       3.5 to 1.0         3.0 to 1.0           2.25 to 1.0
--------------------------------------------------------------------------------
March 31, 1999          3.5 to 1.0         3.0 to 1.0           2.25 to 1.0
--------------------------------------------------------------------------------
June 30, 1999           3.5 to 1.0         3.0 to 1.0           2.25 to 1.0
--------------------------------------------------------------------------------
September 30, 1999     3.25 to 1.0         3.0 to 1.0           2.25 to 1.0
--------------------------------------------------------------------------------
December 31, 1999      3.25 to 1.0         3.0 to 1.0           2.25 to 1.0
--------------------------------------------------------------------------------
March 31, 2000         3.25 to 1.0         3.0 to 1.0           2.25 to 1.0
--------------------------------------------------------------------------------
June 30, 2000          3.25 to 1.0         3.0 to 1.0           2.25 to 1.0
--------------------------------------------------------------------------------
September 30, 2000      3.0 to 1.0         3.0 to 1.0           2.25 to 1.0
--------------------------------------------------------------------------------
December 31, 2000
and thereafter          3.0 to 1.0         3.0 to 1.0           2.25 to 1.0
--------------------------------------------------------------------------------

      7.3 PRESERVATION OF EXISTENCE AND FRANCHISES.

      Each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Sections 8.4 or 8.5.

     7.4  BOOKS AND RECORDS.

     Each of the Credit Parties will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP.

     7.5  COMPLIANCE WITH LAW.

     Each of the Credit Parties will comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws), except to the extent that any non-compliance would not have or be reasonably expected to have a Material Adverse Effect.

     7.6  PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

     Each of the Credit Parties will pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, would be reasonably expected to give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due; provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would be reasonably expected to have a Material Adverse Effect.

     7.7  INSURANCE.

     Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

     7.8  MAINTENANCE OF PROPERTY.

     Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, except to the extent any of such property no longer is necessary to the operation of the business of the applicable Credit Party, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.9  PERFORMANCE OF OBLIGATIONS.

     Each of the Credit Parties will perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, except to the extent that the failure to perform any of such obligations would not have or be reasonably expected to have a Material Adverse Effect.

     7.10  USE OF PROCEEDS.

     The Credit Parties will use the proceeds of the Loans solely (a) to refinance existing Indebtedness owing under the Existing Credit Agreement and other existing Indebtedness described on Schedule 6.10, (b) to pay related fees and expenses in connection with the execution and delivery of the Credit Documents, (c) to provide working capital, (d) to make Capital Expenditures and
(e) for general corporate purposes, including, but not limited to acquisitions and the repurchase of shares as permitted by this Credit Agreement. The Credit Parties will use the Letters of Credit solely for the purposes set forth in
Section 2.2(a).

     7.11  AUDITS/INSPECTIONS.

     Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers, to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit such Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, and to discuss all such matters with the executive officers, pertinent employees and representatives of the Credit Parties; provided, however, that (a) so long as neither (x) an Event of Default shall have occurred and be continuing nor (y) a Collateral Period shall have begun and be continuing, (i) no verification of accuracy of information shall include contacting the account debtors under any accounts receivable of any Credit Party and (ii) such visits and inspections shall not (A) disrupt the normal business operations of any Credit Party, (B) be conducted by more than 5 Persons at any one time or (C) occur more frequently than annually and (b) all information obtained during any such visit or inspection shall be subject to the provisions of Section 11.16 hereof.

     7.12  ADDITIONAL CREDIT PARTIES.

     At the time any Person becomes a Material Domestic Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (b) execute an appropriate pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, which pledge agreement will be effective only during a Collateral Period and which will obligate the Borrower to, upon the occurrence of a Collateral Effective Date (or within



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30 days of the notice referred to above if a Collateral Period shall have begun and shall then be continuing), cause all of the capital stock of such Person to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, (c) if such Person has any Subsidiaries, cause such Person to execute a pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, which pledge agreement will be effective only during a Collateral Period and which will obligate such Person to, upon the occurrence of a Collateral Effective Date (or within 30 days of the notice referred to above if a Collateral Period shall have begun and shall then be continuing), cause all of the capital stock of its Domestic
Subsidiaries and 65% of the capital stock of its Material First Tier Foreign Subsidiaries to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, and (d) deliver, or cause such Person to deliver, such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and, if a Collateral Period shall have begun and shall then be continuing, appropriate UCC-1 financing statements, all in form, content and scope reasonably satisfactory to the Collateral Agent.

     7.13  COLLATERAL EFFECTIVE DATE.

     Upon the occurrence of a Collateral Effective Date and during the ensuing Collateral Period, the Pledge Agreements shall be in full force and effect and the Collateral Agent, on behalf of the Lenders, shall have a Lien on the Collateral described in the Pledge Agreements and there shall be added to
Section 6 a new representation and warranty in the form set forth on Schedule
7.13 hereof. Within ten Business Days following the Collateral Effective Date, the Borrower shall deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent:

           (a) all stock certificates evidencing the stock pledged to the Collateral Agent pursuant to the Pledge Agreements, together with duly executed in blank undated stock powers attached thereto;

           (b) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent's sole discretion, to perfect the Lenders' security interest in the Collateral; and

           (c) an opinion of counsel addressed to the Collateral Agent, on behalf of the Lenders, covering such issues as reasonably requested by the Collateral Agent, including the attachment and perfection of the liens.



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



                                  SECTION 8
                              NEGATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

     8.1  INDEBTEDNESS.

     No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness in respect of standby and documentary letters of credit obtained in the ordinary course of business;

          (c)  Indebtedness existing as of the Closing Date as referenced in
     Section 6.10 (and renewals, refinancings, replacements or extensions thereof on terms and conditions no more favorable, in the aggregate, to the holder of such Indebtedness, than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension plus any financed fees and expenses, including without limitation prepayment premiums and break funding fees, incurred by the applicable Credit Party in connection with any such renewal, refinancing, replacement or extension; provided, however, that, with respect to any Indebtedness which is being renewed, refinanced, replaced or extended, the principal amount thereof which is permitted to be renewed, refinanced, replaced or extended pursuant to the terms of this clause (c) shall be an amount equal to the aggregate commitments of the lenders under the documents evidencing the Indebtedness which is being so renewed, refinanced, replaced or extended plus any financed fees and expenses, including without limitation prepayment premiums and break funding fees, incurred by the applicable Credit Party in connection with any such renewal, refinancing, replacement or extension);

          (d) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business and to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

          (e) Indebtedness owing by one Credit Party, or a Subsidiary of a Credit Party, to another Credit Party, or a Subsidiary of a Credit Party;

          (f) purchase money Indebtedness (including Capital Leases) incurred by a Credit Party or any of its Subsidiaries to finance the purchase of fixed assets (including



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


     equipment); provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (g) Indebtedness arising from Hedging Agreements entered into in the ordinary course and not for speculative purposes;

          (h) Receivables Facility Attributed Indebtedness not to exceed $275 million, in the aggregate, at any one time outstanding;

          (i) Indebtedness in the form of unsecured public notes as long as, substantially concurrently with the issuance thereof, (i) the lesser of
     (A) $100 million and (B) the proceeds thereof are used to repay the Term Loans and (ii) the remainder of the proceeds thereof, if any, will be used to pay down existing Indebtedness (without reducing any revolving Commitments);

          (j)  Permitted IDB Indebtedness;

          (k) Guaranty Obligations of any Credit Party, or a Subsidiary of a Credit Party, with respect to any Indebtedness of another Credit Party, or a Subsidiary of a Credit Party, permitted under this Section 8.1; and

          (l) other unsecured Indebtedness; provided, however, that the aggregate amount of Indebtedness permitted under this Section 8.1(l), when added (without duplication) to (i) the aggregate amount of Indebtedness then outstanding secured by Liens and permitted under clause (m) of the definition of Permitted Liens and (ii) the aggregate amount of sale leaseback transactions then outstanding and permitted under Section 8.6, shall not exceed 10% of Consolidated Net Tangible Assets (it being understood that the calculation of each such aggregate amount will not include Indebtedness outstanding and permitted under Sections 8.1(a)-(k), including Indebtedness listed on Schedule 6.10 and refinancings thereof permitted pursuant to Section 8.1(c)).

     8.2  LIENS.

     No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

     8.3  NATURE OF BUSINESS.

     No Credit Party will, nor will it permit its Subsidiaries to, alter the character of its business from that, or substantially similar to that, conducted as of the Closing Date or engage in any



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


business other than the business conducted as of the Closing Date with reasonable extensions and expansions of such business.

     8.4  CONSOLIDATION AND MERGER.

     No Credit Party will, nor will it permit any Subsidiary to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself; provided that a Credit Party or a Subsidiary of a Credit Party may merge or consolidate with or into another Person if the following conditions are satisfied:

          (a) the Administrative Agent is given prior written notice of such action;

          (b) if the merger or consolidation involves a Credit Party, the Person formed by such consolidation or into which a Credit Party is merged shall either (i) be such Credit Party or (ii) be a Domestic Subsidiary and shall expressly assume in writing all of the obligations of such Credit Party under the Credit Documents; provided that if the transaction is between the Borrower and another Person, the Borrower must be the surviving entity;

          (c) if the merger or consolidation involves a Material First Tier Foreign Subsidiary, and if a Collateral Period shall have begun and shall then be continuing, the Lenders receive 65% of the Voting Stock of the surviving Material First Tier Foreign Subsidiary, if any;

          (d) to the extent otherwise required by Section 7.12, the Credit Parties execute and deliver such documents, instruments and certificates as the Administrative Agent may request (including, if necessary, to maintain its perfection and priority in the collateral pledged pursuant to the Collateral Documents);

          (e) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (f) the Borrower delivers to the Administrative Agent an officer's certificate demonstrating compliance with clause (b) or (c) above, as applicable, and an opinion of counsel stating that such consolidation or merger and any written agreement entered into in connection therewith, comply with this Section 8.4.

     8.5  SALE OR LEASE OF ASSETS.

     No Credit Party will, nor will it permit its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale,



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



lease, transfer or other disposal by a Credit Party (other than the Borrower) of any or all of its assets to the Borrower or to another Credit Party or pursuant to a Sale Leaseback permitted pursuant to Section 8.6; (c) obsolete, slow-moving, idle or worn-out assets no longer used or useful in its business;
(d) the transfer of assets which constitute a Permitted Investment; (e) sales of Receivable Facility Assets in accordance with the terms of a Permitted Accounts Receivable Securitization; (f) licensing of trademarks, patents or other intellectual property by a Credit Party in the ordinary course of business (so long as such licensing does not prevent a Credit Party, or a Subsidiary of a Credit Party, from using any intellectual property material to its business); (g) a merger or consolidation permitted pursuant to Section 8.4;
(h) if applicable, in connection with any Indebtedness permitted pursuant to
Section 8.1 or Liens permitted pursuant to Section 8.2; (i) any transfer of the business or assets of a Credit Party or any its Subsidiaries having a value of less than $5 million; or (j) such other transfer of assets if (i) such transfer is for fair market value, (ii) at the time of such transfer no Default or Event of Default exists and is continuing, (iii) as a result of such transfer no Material Adverse Effect would occur or be reasonably likely to occur and (iv) the proceeds from such transfer are, within three months from the date of such transfer, reinvested in similar assets or in a business of a type similar to that which the Credit Parties and their Subsidiaries are already engaged or used to prepay the Loans; provided, however, that transfers permitted under clauses (i) and (j) of this Section 8.5 shall not, in the aggregate, exceed 35% of Consolidated Total Assets as of the Closing Date. For the purposes of this
Section 8.5, no Permitted Accounts Receivable Securitization shall be considered a transaction which is subject to the provisions of this Section 8.5.

     8.6  SALE LEASEBACKS.

     No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease, other than (i) any transaction which exists as of the date hereof and listed on
Schedule 8.6 hereof, and any refinancings, renewals, extensions or replacements thereof and (ii) other sale leaseback transactions; provided, however, that the aggregate amount of sale leaseback transactions permitted under this clause
(ii), when added (without duplication) to (A) the aggregate amount of Indebtedness then outstanding and permitted under Section 8.1(l) and (B) the aggregate amount of Indebtedness then outstanding secured by Liens and permitted under clause (m) of the definition of Permitted Liens, shall not exceed 10% of Consolidated Net Tangible Assets (it being understood that the calculation of each such aggregate amount will not include Indebtedness outstanding and permitted under Sections 8.1(a)-(k), including Indebtedness listed on Schedule 6.10 and refinancings thereof permitted pursuant to Section 8.1(c)).



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



     8.7  ADVANCES, INVESTMENTS AND LOANS.

     No Credit Party will, nor will it permit its Subsidiaries to, make any Investments except for Permitted Investments.

     8.8  RESTRICTED PAYMENTS.

     No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, do the following (collectively, "Restricted Payments") (a) declare or pay any dividends or make any other distribution upon any shares of its capital stock of any class or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or any warrants or options to purchase any such shares; provided that (i) any Subsidiary of the Borrower may pay dividends to its parent, (ii) the Borrower may pay dividends within 60 days after the date of declaration thereof if at such date of declaration such dividend would have otherwise complied with this Section 8.8 and (iii) as long as (A) no Event of Default exists or is caused as a result thereof and (B) after giving effect thereto, the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.2, the Borrower or any of its Subsidiaries may make Restricted Payments in an aggregate amount for all such Persons not to exceed (x) from the date hereof until December 31, 1998, $300 million, (y) from December 31, 1998 until September 30, 1999, an additional $50 million, and (z) on and after September 30, 1999, an additional $50 million.

     8.9  TRANSACTIONS WITH AFFILIATES.

     No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than transactions (a) listed on Schedule 8.9, and any renewals, replacements, refinancings or extension thereof, (b) on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate or, if such transaction is not one which by its nature could be obtained from such Person, is on fair and reasonable terms and (c) in the ordinary course of business or, if not in the ordinary course of business, that are set forth in writing and the board of directors of the Borrower or such Subsidiary, as applicable, has determined in good faith that such business or transaction or series of transactions meets the applicable criteria set forth in subclause (b) preceding.

     8.10  FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

     No Credit Party will, nor will it permit its Subsidiaries to, (a) change its fiscal year or (b) change its articles or certificate of incorporation or its bylaws in any manner that would reasonably be likely to adversely affect the rights of the Lenders.

     8.11  NO LIMITATIONS.

     No Credit Party will, nor will it permit its Subsidiaries to (other than a Receivables Subsidiary in connection with a Permitted Accounts Receivable Securitization and other transactions listed on Schedule 8.11 and any permitted renewals, replacements, refinancings or extensions thereof), directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock, (b) pay any Indebtedness owed to the Borrower or any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of
(i) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of the Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, and (iii) this Credit Agreement and the other Credit Documents.

     8.12  NO OTHER NEGATIVE PLEDGES.

     Other than with respect to Foreign Subsidiaries and in connection with Indebtedness incurred by such Foreign Subsidiaries as permitted hereunder, no Credit Party will, nor will it permit its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

     8.13  RECEIVABLES SECURITIZATION.

     No Credit Party will, nor will it permit its Subsidiaries to, amend, modify or waive the terms of any of the Receivables Documents in a manner that would be adverse to the Lenders; provided, however, that an increase in the amount thereof shall not by itself be deemed to be adverse to the Lenders so long as the Credit Parties are in compliance with Section 8.1(h).

     8.14  LIMITATION ON NON CREDIT PARTY OPERATIONS.

     No Credit Party will, nor will it permit any of its Subsidiaries to, allow the Foreign Subsidiaries, together with the Domestic Subsidiaries that are not Guarantors, to have assets which in the aggregate constitute more than 50% of Consolidated Total Assets at any time.



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


                                  SECTION 9
                              EVENTS OF DEFAULT

     9.1  EVENTS OF DEFAULT.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within five Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

          (c)  Covenants.  Any Credit Party shall:

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.4, 7.10, 7.11, 7.12, or 8.1 through 8.13 inclusive; or

               (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1(a), (b), (c),
          (d) or (f) and such default shall continue unremedied for a period of five days after the earlier of an executive officer of the Borrower becoming aware of such default or notice thereof is given by an Agent; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of the Borrower becoming aware of such default or notice thereof given by an Agent.

          (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of the Borrower becoming aware of such default or notice thereof given by the Agent, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Agents and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

          (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

          (f) Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower or any of its Material Subsidiaries (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of such Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of such Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any of such Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Borrower or any of such Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower or any of such Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

          (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Subsidiaries in an aggregate principal amount in excess of $10,000,000, (i) a Credit Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (iii) any such Indebtedness shall mature and remain unpaid.

          (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties and its Subsidiaries involving a liability of $10,000,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage), and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged, unbonded or unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

          (i) ERISA. The occurrence of any of the following events or conditions if any of the same would be reasonably expected to have a Material Adverse Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of Material Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its Material Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which would be reasonably expected to subject the Borrower or any of its Material Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Material Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (j)  Ownership.  There shall occur a Change of Control.

          (k) Receivables Documents Default. Any event (after the expiration of any applicable grace periods) as specified in the Receivables Documents shall entitle the Persons (other than a Receivables Subsidiary) financing accounts receivable pursuant to a Permitted Accounts Receivable Securitization to terminate or permanently cease funding the financing of accounts receivable pursuant to a Permitted Accounts Receivable Securitization.

     9.2  ACCELERATION; REMEDIES.

     Upon the occurrence and during the continuation of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required



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


Lenders (or the Lenders as may be required hereunder), the Administrative Agent shall, upon the request and direction of the Required Lenders, take the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

          (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (b) Acceleration of Loans. Declare the unpaid amount of all Credit Party Obligations to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agents or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

     9.3  ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

     Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by an Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:



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


          FIRST, to the payment of all reasonable, documented out-of-pocket costs and expenses (including without limitation reasonable, documented attorneys' fees) of the Agents in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agents with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

          SECOND, to payment of any fees owed to an Agent or an Issuing Lender;

          THIRD, to the payment of all reasonable, documented out-of-pocket costs and expenses, (including, without limitation, reasonable, documented attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

          FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

          FIFTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit and to the payment or cash collateralization of the outstanding LOC Obligations, pro rata as set forth below;

          SIXTH, to any principal amounts outstanding under Hedging Agreements, pro rata, as set forth below;

          SEVENTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "SIXTH" above; and

          EIGHTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied pursuant to clauses "THIRD," "FOURTH," "FIFTH," "SIXTH" and "SEVENTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lenders from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH," "SIXTH" and "SEVENTH" above in the manner provided in this Section 9.3.


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                                  SECTION 10
                              AGENCY PROVISIONS

     10.1 APPOINTMENT.

     Each Lender hereby designates and appoints NationsBank, N.A. as Administrative Agent and Collateral Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agents, as the agents for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. The provisions of this Section are solely for the benefit of the Agents and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

     10.2 DELEGATION OF DUTIES.

     An Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 EXCULPATORY PROVISIONS.

     Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement or any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct),
(b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by or on behalf of any of the Credit Parties in this Credit Agreement or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection with this Credit Agreement or the other Credit Documents, or for any failure of any of the Credit Parties to perform its obligations under this Credit Agreement or the other Credit Documents, (c) responsible for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement or any of the other Credit Documents or
(d) responsible to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements



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


contained in this Credit Agreement or the other Credit Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders.

     10.4 RELIANCE ON COMMUNICATIONS.

     The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agents with reasonable care). The Agents may deem and treat each of the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with
Section 11.3(b). The Agents shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5 NOTICE OF DEFAULT.

     An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS.

     Each Lender expressly acknowledges that neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agents or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such



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


documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 INDEMNIFICATION.

     The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

     10.8 AGENTS IN THEIR INDIVIDUAL CAPACITY.

     Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though such Agent were not an Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, an Agent shall have the same rights and powers under this Credit



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Agreement as any Lender and may exercise the same as though they were not an
Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     10.9 SUCCESSOR AGENT.

     Any Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (provided that no consent of the Borrower shall be required during the existence and continuation of a Default or an Event of Default). If no successor Agent shall have, within 45 days after the notice of resignation, (a) been appointed by the Required Lenders and (b) accepted such appointment, then the retiring Agent shall select a successor Agent; provided that such successor is a Lender hereunder or qualifies as an Eligible Assignee. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.

                                  SECTION 11
                                MISCELLANEOUS

     11.1 NOTICES.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

     11.2 RIGHT OF SET-OFF.

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise,



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irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     11.3 BENEFIT OF AGREEMENT.

          (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section
     11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof.

          (b) Assignments. Each Lender may, with the prior written consent of the Borrower and the Administrative Agent (provided that no consent of the Borrower shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit
     11.3 to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender), (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned and (iii) after giving effect to any such assignment, no then existing Lender shall hold less than $10,000,000 of the Commitments. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Administrative Agent of a duly executed assignment agreement together with (except in the case of an assignment to an Affiliate) a transfer fee of $3,500 payable to the Administrative Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along



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     such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

     By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A)



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


     reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating, (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited, (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof and (v) after giving effect to any such participation, no then existing Lender shall hold less than $10,000,000 of the Commitments. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.9, 3.12, 3.13 and 3.14 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

     11.4 NO WAIVER; REMEDIES CUMULATIVE.

     No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agents or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 PAYMENT OF EXPENSES; INDEMNIFICATION.

     The Credit Parties agree to: (a) pay all reasonable, documented out-of-pocket costs and expenses of (i) the Administrative Agent and NationsBanc Capital Markets, Inc. ("NCMI") in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable, documented fees and expenses of Moore & Van Allen, special counsel to the Administrative Agent), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or




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consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agents and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable, documented fees and disbursements of counsel for the Agents and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party or any of its Subsidiaries and (b) indemnify each Agent, NCMI and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent, NCMI or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable, documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

     11.6 AMENDMENTS, WAIVERS AND CONSENTS.

     Neither this Credit Agreement, nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

          (a) extend the Revolving-A Loan Maturity Date, the Revolving-B Loan Maturity Date or the Term Loan Maturity Date or postpone or extend the time for any payment or prepayment of principal;

          (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees or other amounts payable hereunder;

          (c)  reduce or waive the principal amount of any Loan;

          (d) increase or extend the Commitment of a Lender or the total Commitments over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

          (e) except upon the occurrence of a Collateral Termination Date, release all or substantially all of the Collateral securing the Credit Party Obligations hereunder;

          (f) release the Borrower from its obligations or release all or substantially all of the other Credit Parties from their respective obligations under the Credit Documents, unless such Credit Party no longer shall be a Material Domestic Subsidiary or Material First Tier Foreign Subsidiary, in which case (i) all Liens on the capital stock of such Person shall be released and (ii) such Person no longer shall be deemed to be a Guarantor or a Credit Party hereunder, all without the consent of any Person except the Collateral Agent;

          (g) amend, modify or waive any provision of this Section or Section 3.4(a), 3.4(b)(i), 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 9.1(a),
     11.2, 11.3 or 11.5;

          (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

          (i) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents.

          No provision of Section 10 may be amended or modified without the consent of the Administrative Agent.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7  COUNTERPARTS.

     This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

     11.8  HEADINGS.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9  DEFAULTING LENDER.

     Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

     11.10  SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

     All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

     11.11  GOVERNING LAW; JURISDICTION.

            (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of North Carolina or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit
     Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

            (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     11.12  WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.13  TIME.

     All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

     11.14  SEVERABILITY.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.15  FURTHER ASSURANCES.

     The Credit Parties agree, upon the request of the Agents, to promptly take such actions, as reasonably requested, as are necessary to carry out the intent of this Credit Agreement and the other Credit Documents, including, but not limited to, such actions as are necessary to ensure that, during any Collateral Period, the Lenders have a perfected security interest in the Collateral subject to no Liens other than Permitted Liens.

     11.16  CONFIDENTIALITY.

     Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information and who agrees, orally or otherwise, to be bound by the provisions of this Section 11.16 or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this Section 11.16 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.16.

     11.17  ENTIRETY.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.18  BINDING EFFECT.

     This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Agents, and the Agents shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agents and each Lender and their respective successors and assigns.

     11.19  SURVIVAL OF RIGHTS; REMEDIES.

     All rights and remedies of the Agents and/or the Lenders which are required to survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder only shall survive until all statutes of limitation which pertain to any actions which might be brought by the Agents or any Lender with respect to this Agreement or the transactions contemplated hereby have lapsed.

     11.20  COLLATERAL TERMINATION DATE.

     Upon any Collateral Termination Date and until the occurrence of a subsequent Collateral Effective Date:

          (a) The pledges and grants of security interests pursuant to the Pledge Agreements, and the covenants and other agreements contained therein, shall no longer be effective and otherwise cease and be of no further force and effect;

          (b) The Collateral Agent shall, at the expense of the Borrower, (i) return all items described in Section 7.13 to the applicable Credit Party and (ii) execute and deliver such Uniform Commercial Code termination statements to evidence the termination described in clause (a) above; and

          (c) the representation and warranty set forth on Schedule 7.13 no longer shall be deemed to be included in this Agreement.

     Notwithstanding the provisions of this Section 11.20 to the contrary, if, after a Collateral Termination Date, a Collateral Effective Date shall occur again, then the provisions of Section 7.13 again shall apply.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

                                       FRUIT OF THE LOOM, INC.,
                                       a Delaware corporation

                                       By:
                                          --------------------------
                                       Name:  Brian J. Hanigan
                                       Title:  Vice President and Treasurer

GUARANTORS:


                                       UNION UNDERWEAR COMPANY, INC.,
                                       a New York corporation



                                       ALICEVILLE COTTON MILL, INC.,
                                       an Alabama corporation



                                       THE B.V.D. LICENSING CORPORATION,
                                       a Delaware corporation



                                       FAYETTE COTTON MILL, INC.,
                                       an Alabama corporation



                                       FOL CARIBBEAN CORPORATION,
                                       a Delaware corporation



                                       FRUIT OF THE LOOM ARKANSAS, INC.,
                                       an Arkansas corporation

                                       FRUIT OF THE LOOM CARIBBEAN, INC.,
                                       a Delaware corporation



                                       FRUIT OF THE LOOM, INC.,
                                       a New York corporation



                                       FRUIT OF THE LOOM TEXAS, INC.,
                                       a Texas corporation



                                       FTL SALES COMPANY, INC.,
                                       a New York corporation



                                       GITANO FASHIONS LIMITED,
                                       a Delaware corporation



                                       GREENVILLE MANUFACTURING, INC.,
                                       a Mississippi corporation



                                       JET SEW TECHNOLOGIES, INC.,
                                       a New York corporation

                                       MARTIN MILLS, INC.,
                                       a Louisiana corporation



                                       PRO PLAYER, INC.,
                                       a New York corporation



                                       RABUN APPAREL, INC.,
                                       a Georgia corporation



                                       RUSSELL HOSIERY MILLS, INC.,
                                       a North Carolina corporation



                                       SALEM SPORTSWEAR CORPORATION,
                                       a Delaware corporation



                                       SHERMAN WAREHOUSE CORPORATION,
                                       a Mississippi corporation

                                       UNION SALES, INC.,
                                       a Delaware corporation



                                       UNION YARN MILLS, INC.,
                                       an Alabama corporation


                                       WHITMIRE MANUFACTURING, INC.,
                                       a South Carolina corporation



                                       WINFIELD COTTON MILL, INC.,
                                       an Alabama corporation



                                       FTL REGIONAL SALES COMPANY, INC.,
                                       a Delaware corporation



                                       LEESBURG YARN MILLS, INC.,
                                       an Alabama corporation



                                       SALEM SPORTSWEAR, INC.,
                                       a New Hampshire corporation


                                       FRUIT OF THE LOOM TRADING COMPANY,
                                       a Delaware corporation

                                       DEKALB KNITTING CORPORATION,
                                       an Alabama corporation

                                       By:
                                          -----------------------------
                                       Name:  Brian J. Hanigan
                                       Title: Vice President and a Financial
                                              Officer of each of the foregoing
                                              entities identified as a Guarantor

LENDERS:


                                 NATIONSBANK, N.A.,
                                 individually in its capacity as a Lender and in its capacity as Administrative Agent and Collateral Agent


                                 By:
                                    ---------------------------------
                                 Name:  Lisa S. Donoghue
                                 Title: Vice President

                                 BANKERS TRUST COMPANY


                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 THE BANK OF NEW YORK


                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 THE BANK OF NOVA SCOTIA



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 THE CHASE MANHATTAN BANK



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 ABN AMRO BANK N.V.



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 BANK AUSTRIA AG, NEW YORK BRANCH



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 BANK OF AMERICA NT & SA



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 CAISSE NATIONALE DE CREDIT AGRICOLE



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 CREDIT LYONNAIS CHICAGO BRANCH



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 CREDIT SUISSE FIRST BOSTON



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 THE FIRST NATIONAL BANK OF CHICAGO



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 THE FUJI BANK, LIMITED



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 GULF INTERNATIONAL BANK B.S.C.



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 HIBERNIA NATIONAL BANK



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 THE LONG-TERM CREDIT BANK OF JAPAN, LTD.



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 THE NORTHERN TRUST COMPANY



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 COOPERATIEVE CENTRALE RAIFFEISEN-
                                 BOEVENLEENBANK B.A. "RABOBANK
                                 NEDERLAND", NEW YORK BRANCH



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 SOCIETE GENERALE



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 TORONTO DOMINION (TEXAS), INC.



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 UNION BANK OF CALIFORNIA, N.A.



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

                                 THE ASAHI BANK, LTD., NEW YORK BRANCH



                                 By:
                                    ------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------